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             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549

                          Form N-1A

                REGISTRATION STATEMENT UNDER

             THE INVESTMENT COMPANY ACT OF 1940

                       AMENDMENT NO. 3                  X

                     File No. 811-07393


                    GROWTH AND INCOME TRUST
     (Exact Name of Registrant as Specified in Charter)


         IDS Tower 10, Minneapolis, MN  55440-0010
    (Address of Principal Executive Offices)  (Zip Code)

Registrant's Telephone Number, including Area Code:  612-671-2772
                     Eileen J. Newhouse
          IDS Tower 10, Minneapolis, MN 55440-0010
           (Name and Address of Agent for Service)
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                           PART A

Item 1-3. Responses to Items 1 through 3 have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.         General Description of Registrant.

Growth and Income Trust (the Trust) is an open-end management investment company organized as a Massachusetts business trust on Oct. 2, 1995. The Trust consists of four series: Balanced Portfolio, Equity Income Portfolio, Total Return Portfolio and Equity Portfolio (individually, the Portfolio. As used in this document, "Portfolio" refers to the Portfolios in the Trust). The Portfolios issue units of beneficial interest without any sales charge. Units in the Portfolios are issued solely in private placement transactions that do not involve any public offering within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the 1933 Act). Investments in the Portfolios may be made only by investment companies, common or commingled trust funds or similar organizations or entities that are accredited investors within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any security within the meaning of the 1933 Act. Organizations or entities that become holders of units of beneficial interest of the Trust are referred to as unitholders.

Goals and types of Portfolio investments and their risks

Balanced Portfolio seeks to provide unitholders with a balance of growth of capital and current income. Balanced Portfolio is a diversified mutual fund that balances its investments between common stocks and senior securities (preferred stocks and debt securities) issued by U.S. and foreign companies. No more than 65% of Balanced Portfolio's total assets will be invested in common stocks and no less than 35% in senior securities, convertible securities, derivative instruments and money market instruments.

Equity Income Portfolio seeks to provide unitholders with a high level of current income and, as a secondary goal, steady growth of capital. Equity Income Portfolio is a diversified mutual fund that invests primarily in dividend-paying stocks. Equity Income Portfolio also invests in other common stocks, foreign securities, convertible securities, debt securities, derivative instruments and money market instruments.
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Total Return Portfolio seeks to provide unitholders maximum total return through a combination of growth of capital and current income. Total Return Portfolio is a diversified mutual fund that invests in U.S. equity securities, U.S. and foreign debt securities, foreign equity securities and money market instruments. The Portfolio provides diversification among these major investment categories. The Portfolio has a target mix that represents the way the Portfolio's investments will be allocated over the long term. This mix will vary over short-term periods based on the management team's outlook for the different markets. The Portfolio may also use derivative instruments. Some of the Portfolio's investments may be considered speculative and involve additional investment risks.

Equity Portfolio seeks to provide unitholders with current income and growth of capital. Equity Portfolio is a diversified mutual fund that invests primarily in common stocks and securities convertible into common stock. It also may invest in preferred stocks, debt securities, foreign securities, derivative instruments and money market instruments.

Because investments involve risk, the Portfolio cannot guarantee achieving its goals. Some of the Portfolio's investments may be considered speculative and involve additional investment risks.

The foregoing investment goals are fundamental policies of the Portfolio, which may not be changed unless authorized by a majority of the outstanding voting securities.

Investment policies and risks

Balanced Portfolio - Balanced Portfolio balances its investments between common stocks and senior securities (preferred stocks and bonds) issued by U.S. and foreign companies. Balanced Portfolio buys common stocks that it believes offer both current income and growth potential. Balanced Portfolio buys senior securities for stability of value and regular income. No more than 65% of Balanced Portfolio's total assets will be invested in common stocks and no less than 35% in senior securities, convertible securities, derivative instruments and money market instruments. At least 25% of the Portfolio's assets will be invested in debt securities and convertible securities.

Equity Income Portfolio - Equity Income Portfolio will invest at least 65% of its net assets in dividend-paying common and preferred stocks under normal market conditions. Often these stocks are issued by established companies in the utilities, financial consumer and energy sectors of the economy. In selecting stocks, the investment manager will look at factors such as the current dividend, the present price of the security, the ability of the company to maintain and increase the dividend, and the likelihood
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the company will continue to grow.  The other assets of Equity
Income Portfolio will be invested in other common stocks, foreign securities, convertible securities, debt securities, derivative instruments and money market instruments.

Total Return Portfolio - Total Return Portfolio allocates its investments generally among four asset classes: U.S. equities, U.S. and foreign debt securities, foreign equity securities and cash. It may use derivative instruments and make investments not in these classes. The portion to be invested in each class is determined by the investment management team based on its judgment as to which mix of assets will provide the most favorable total return. That mix, called the Market Mix, may be reset periodically, and is expected to be reset at least once every 12 to 18 months.

Day-to-day the asset mix will vary from the Market Mix but will remain within the ranges described below.


                                  Range               Market Mix
U.S. equity securities            25-75%                  50%
U.S. and foreign debt securities  10-50                   25
foreign equity securities         10-50                   25
cash                               0-30                    0

No more than 15% of the Portfolio's total assets will be invested in below investment-grade debt securities and no more than 50% will be invested in foreign securities. The Portfolio seeks to reduce its overall risk by diversification but its performance will be affected by many factors. Because of diversification the Portfolio's investment performance, in certain market conditions, will not be as great as the Portfolio that invests in only one class of securities.

Equity Portfolio - Equity Portfolio invests primarily in common stocks and securities convertible into common stock of U.S. and foreign companies. Under normal market conditions, at least 65% of Equity Portfolio's total assets will be so invested. Other investments will include preferred stocks, debt securities, derivative instruments and money market instruments.

The various types of investments described above that the portfolio managers use to achieve investment performance are explained in more detail in the next section and in Part B of this Registration Statement.
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Facts about investments and their risks

Common stocks: Stock prices are subject to market fluctuations.
Stocks of larger, established companies that pay dividends may be less volatile than the stock market as a whole.

Preferred stocks: If a company earns a profit, it generally must pay its preferred stockholders a dividend at a pre-established rate.

Convertible securities: These securities generally are preferred stocks or bonds that can be exchanged for other securities, usually common stock, at prestated prices. When the trading price of the common stock makes the exchange likely, convertible securities trade more like common stock.

Debt securities: The prices of bonds generally fall as interest rates increase and rise as interest rates decrease. The price of bonds also fluctuates if the credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to the ability of the issuing company to pay interest and principal when due than to changes in interest rates. These bonds have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as "junk bonds." Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, the Portfolio relies both on independent rating agencies and the investment manager's credit analysis. Securities that are subsequently downgraded in quality may continue to be held by the Portfolio and will be sold only when the investment manager believes it is advantageous to do so.

Balanced Portfolio and Equity Portfolio will not invest more than 5% of the Portfolio's net assets in bonds below investment grade. Equity Portfolio may purchase securities rated C or better by Moody's or S&P or non-rated securities of equivalent investment quality in the judgment of the investment manager. Total Return Portfolio will not invest more than 15% of the Portfolio's total assets in bonds below investment grade. No more than 20% of Equity Income Portfolio's net assets may be invested in bonds below investment grade unless the bonds are convertible securities.

Debt securities sold at a deep discount: Some bonds are sold at deep discounts because they do not pay interest until maturity. They include zero coupon bonds and PIK (pay-in-kind) bonds. To comply with tax laws, the Portfolio has to recognize a computed amount of interest income and pay dividends to unitholders even though no cash has been received. In some instances, the Portfolio may have to sell securities to have sufficient cash to pay the dividend.
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Foreign investments: Securities of foreign companies and
governments may be traded in the United States, but often they are traded only on foreign markets. Frequently, there is less information about foreign companies and less government supervision of foreign markets. Foreign investments are subject to currency fluctuations and political and economic risks of the countries in which the investments are made, including the possibility of seizure or nationalization of companies, imposition of withholding taxes on income, establishment of exchange controls or adoption of other restrictions that might affect an investment adversely. If an investment is made in a foreign market, the local currency may be purchased using a forward contract in which the price of the foreign currency in U.S. dollars is established on the date the trade is made, but delivery of the currency is not made until the securities are received. As long as the Portfolio holds foreign currencies or securities valued in foreign currencies, the value of those assets will be affected by changes in the value of the currencies relative to the U.S. dollar. Currencies of emerging countries may be subject to greater volatility than currencies of developed countries. Because of the limited trading volume in some foreign markets, efforts to buy or sell a security may change the price of the security, and it may be difficult to complete the transaction. The limited liquidity and price fluctuations in emerging markets could make investments in developing countries more volatile.

Balanced, Equity Income and Equity Portfolios may invest up to 25% of their total assets in foreign investments. Total Return
Portfolio may invest up to 50% of its total assets in foreign investments.

Derivative instruments: A portfolio manager may use derivative instruments in addition to securities to achieve investment performance. Derivative instruments include futures, options and forward contracts. Such instruments may be used to maintain cash reserves while remaining fully invested, to offset anticipated declines in values of investments, to facilitate trading, to reduce transaction costs or to pursue higher investment returns. Derivative instruments are characterized by requiring little or no initial payment and a daily change in price based on or derived from a security, a currency, a group of securities or currencies, or an index. A number of strategies or combination of instruments can be used to achieve the desired investment performance characteristics. A small change in the value of the underlying security, currency or index will cause a sizable gain or loss in the price of the derivative instrument. Derivative instruments allow the portfolio manager to change the investment performance characteristics very quickly and at lower costs. Risks include losses of premiums, rapid changes in prices, defaults by other parties and inability to close such instruments. The Portfolio will use derivative instruments only to achieve the same investment
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performance characteristics it could achieve by directly holding those securities and currencies permitted under the investment policies. The Portfolio will designate cash or appropriate liquid assets to cover portfolio obligations. No more than 5% of the Portfolio's net assets can be used at any one time for good faith deposits on futures and premiums for options on futures that do not offset existing investment positions. This does not, however, limit the portion of the Portfolio's assets at risk to 5%. The Portfolio is not limited as to the percentage of their assets that may be invested in permissible investments, including derivatives, except as otherwise explicitly provided in Part A or Part B of this Registration Statement. For descriptions of these and other types of derivative instruments, see "Descriptions of derivative instruments" and Part B of this Registration Statement.

Securities and other instruments that are illiquid: A security or other instrument is illiquid if it cannot be sold quickly in the normal course of business. Some investments cannot be resold to the U.S. public because of their terms or government regulations. Securities and instruments, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. Each portfolio manager will follow guidelines established by the board and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 10% of the Portfolio's net assets will be held in securities and other instruments that are illiquid.

Money market instruments: Short-term debt securities rated in the top two grades or the equivalent are used to meet daily cash needs and at various times to hold assets until better investment opportunities arise. Generally, less than 25% of Balanced, Equity Income and Equity Portfolios' total assets are in these money market instruments. Total Return Portfolio may invest up to 30% of its total assets in these money market instruments to meet daily cash needs and if the portfolio management team decides that asset category is most appropriate. However, for temporary defensive purposes these investments could exceed that amount for a limited period of time.

The investment policies described above may be changed by the board.

Lending portfolio securities: The Portfolio may lend its securities to earn income so long as borrowers provide collateral equal to the market value of the loans. The risks are that borrowers will not provide collateral when required or return securities when due. Unless holders of a majority of the outstanding voting securities approve otherwise, loans may not exceed 30% of the Portfolio's net assets.
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Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change, which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca, and C. Ratings by Standard & Poor's Corporation are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

The following is a compilation of the two agencies' rating descriptions. For further information, see Part B of this Registration Statement.

Aaa/AAA - Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA - Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A - Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB - Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB - Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B - Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC - Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC - Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C - Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D - Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.
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Non-rated securities will be considered for investment when they possess a risk comparable to that of rated securities consistent with the Portfolio's objectives and policies. When assessing the risk involved in each non-rated security, the Portfolio will consider the financial condition of the issuer or the protection afforded by the terms of the security.

Definitions of zero-coupon and pay-in-kind securities

A zero-coupon security is a security that is sold at a deep discount from its face value and makes no periodic interest payments. The buyer of such a security receives a rate of return by gradual appreciation of the security, which is redeemed at face value on the maturity date.

A pay-in-kind security is a security in which the issuer has the option to make interest payments in cash or in additional securities. The securities issued as interest usually have the same terms, including maturity date, as the pay-in-kind securities.

Descriptions of derivative instruments

What follows are brief descriptions of derivative instruments the Portfolio may use. At various times the Portfolio may use some or all of these instruments and is not limited to these instruments. It may use other similar types of instruments if they are consistent with the Portfolio's investment goal and policies. For more information on these instruments, see Part B of this Registration Statement.

Options and futures contracts. An option is an agreement to buy or sell an instrument at a set price during a certain period of time. A futures contract is an agreement to buy or sell an instrument for a set price on a future date. The Portfolio may buy and sell options and futures contracts to manage its exposure to changing interest rates, security prices and currency exchange rates. Options and futures may be used to hedge the Portfolio's investments against price fluctuations or to increase market exposure.

Asset-backed and mortgage-backed securities. Asset-backed securities include interests in pools of assets such as motor vehicle installment sale contracts, installment loan contracts, leases on various types of real and personal property, receivables from revolving credit (credit card) agreements or other categories of receivables. Mortgage-backed securities include collateralized mortgage obligations and stripped mortgage-backed securities.
Interest and principal payments depend on payment of the underlying loans or mortgages. The value of these securities may also be affected by changes in interest rates, the market's perception of
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the issuers and the creditworthiness of the parties involved.  The non-mortgage related asset-backed securities do not have the benefit of a security interest in the related collateral. Stripped mortgage-backed securities include interest only (IO) and principal only (PO) securities. Cash flows and yields on IOs and POs are extremely sensitive to the rate of principal payments on the underlying mortgage loans or mortgage-backed securities.

Inverse floaters. Inverse floaters are created by underwriters using the interest payment on securities. A portion of the interest received is paid to holders of instruments based on current interest rates for short-term securities. The remainder, minus a servicing fee, is paid to holders of inverse floaters. As interest rates go down, the holders of the inverse floaters receive more income and an increase in the price for the inverse floaters. As interest rates go up, the holders of the inverse floaters receive less income and a decrease in the price for the inverse floaters.

Indexed securities. The value of indexed securities is linked to currencies, interest rates, commodities, indexes or other financial indicators. Most indexed securities are short- to intermediate-term fixed income securities whose values at maturity or interest rates rise or fall according to the change in one or more specified underlying instruments. Indexed securities may be more volatile than the underlying instrument itself.

Structured products. Structured products are over-the-counter financial instruments created specifically to meet the needs of one or a small number of investors. The instrument may consist of a warrant, an option or a forward contract embedded in a note or any of a wide variety of debt, equity and/or currency combinations. Risks of structured products include the inability to close such instruments, rapid changes in the market and defaults by other parties.

Item 5.   Management of the Fund.

The Board

The Trust has a board of trustees (the Board) which has primary responsibility for the overall management of the Trust. It elects officers and retains service providers to carry out day-to-day operations.
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The Advisor

American Express Financial Corporation (the Advisor), a provider of financial services since 1894, has been retained to serve as the investment manager for the Portfolio. The Advisor, located at IDS Tower 10, Minneapolis, MN 55440-0010, is a wholly owned subsidiary of American Express Company, a financial services company with headquarters at American Express Tower, World Financial Center, New York, NY 10285.

The Portfolio pays the Advisor for managing its assets. Under the Investment Management Services Agreement, the Advisor is paid a fee for these services based on the average daily net assets of each Portfolio, as follows:

                                    Equity Income Portfolio
                                    Total Return Portfolio
    Balanced Portfolio              Equity Portfolio
Assets        Annual rate at        Assets        Annual rate at
(billions)    each asset level      (billions)    each asset level
First $1.0         0.530%           First $0.50         0.530%
Next   1.0         0.505            Next   0.50         0.505
Next   1.0         0.480            Next   1.0          0.480
Next   3.0         0.455            Next   1.0          0.455
Over   6.0         0.430            Next   3.0          0.430
                                    Over   6.0          0.400

For Balanced, Total Return and Equity Portfolios, these fees may be increased or decreased by a performance adjustment based on a comparison of performance to an Index (the Index). For Balanced Portfolio the Index is the Lipper Balanced Fund Index. For Total Return Portfolio this Index is the Lipper Flexible Portfolio Funds Index. For Equity Portfolio the Index is the Lipper Growth and Income Fund Index. The maximum adjustment is 0.08% of each Portfolio's average daily net assets on an annual basis.

Under the agreement, the Portfolio also pays taxes, brokerage commissions and nonadvisory expenses. The Portfolio may pay brokerage commissions to broker-dealer affiliates of the Advisor.

The Advisor also has been retained to provide transfer agent services (handling unitholder accounts) and administrative services.
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Portfolio managers

Balanced Portfolio

Edward Labenski joined the Advisor in 1975 and serves as president -- IDS Fixed-Income Advisors of IDS Advisory Group, Inc. and senior portfolio manager. He has managed the assets of the fixed-income portion of Balanced Portfolio and its predecessor fund since 1987.

Tom Medcalf joined the Advisor in 1977 and serves as vice president and senior portfolio manager. He has managed the assets of the equity portion of Balanced Portfolio and its predecessor fund since 1983 and also has served as portfolio manager of IDS Equity Value Fund since 1989.

Equity Income Portfolio

Keith Tufte joined the Advisor in 1990 and serves as portfolio manager. He was appointed to manage the assets of Equity Income
Portfolio and its predecessor fund in September 1994. He also manages IDS Wealth Management yield portfolios.

Total Return Portfolio

To determine the appropriate allocation of assets among U.S.
equities, debt securities, international equities and cash, an asset allocation team has been established:

Peter J. Anderson has served as leader for the team since December 1995. He joined the Advisor in 1982. He was president of IDS
Advisory Group Inc. from 1985 to 1993 and has been chairman of the board since 1993.

William Westhoff has served as senior consulting manager for the Total Return Portfolio and its predecessor fund since December 1995. He joined the Advisor in 1971. He has been senior vice president of global investments since 1994 and was senior vice president of fixed income management from 1989 to 1994.

Frederick Quirsfeld has served as senior consulting manager for the Total Return Portfolio and its predecessor fund since December 1995. He joined the Advisor in 1985. He serves as vice president and senior portfolio manager and has managed IDS Bond Fund since 1985.

Day to day portfolio management for Total Return Portfolio is the responsibility of the following managers:

Guru Baliga has served as U.S. equities specialist for the Total Return Portfolio and its predecessor fund since Dec. 1995. He joined the Advisor in 1991 as a research analyst. He became portfolio manager of IDS Blue Chip Advantage Fund in 1994. He also is portfolio manager of IDS Advisory accounts.
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Steve Merrell has served as debt securities specialist for the
Total Return Portfolio and its predecessor fund since December 1995. He joined the Advisor in 1988 as a quantitative investment analyst. From 1990 to 1991, he worked for JP Morgan Futures, Inc. marketing futures-based investment strategies. He rejoined the Advisor in 1991 as a portfolio manager and currently manages Life Special Income Fund and a number of IDS Advisory Accounts.

Paul Hopkins has served as international equities specialist for Total Return Portfolio and its predecessor fund since December 1995. He joined the Advisor in 1992 as chief investment officer and executive vice president of IDS International, Inc. He manages IDS International Fund and IDS Life International Equity Fund. Prior to joining the Advisor, he had been a director of international equities for Banker's Trust.

Equity Portfolio

Dick Warden joined the Advisor in 1962 and serves as portfolio manager. He was appointed to manage the assets of Equity Portfolio and its predecessor fund in January 1995. He has served as portfolio manager of IDS Precious Metals Fund since 1991.

Item 5A. Response to Item 5A has been omitted pursuant to Paragraph 4 of Instruction F of the General
          Instructions to Form N-1A.

Item 6.   Capital Stock and Other Securities.

The Trust is an open-end, management investment company organized as a Massachusetts business trust on October 2, 1995 and is registered under the Investment Company Act of 1940, as amended (the 1940 Act). The Trust is authorized to issue an unlimited number of units of beneficial interest. Each unit of the Trust has one vote, and, when issued, is fully paid, non-assessable, and redeemable. Units have cumulative voting rights when electing trustees. Currently, the Trust has four series of units, the "Portfolios." The assets and liabilities of each series are separate and distinct from any other series. Additional series may be added in the future by the board.

A unitholder's interest in the Trust cannot be transferred, but the unitholder may withdraw all or any portion of its investment at any time at net asset value. Under the terms of the Declaration of Trust on file with the Secretary of State of the Commonwealth of Massachusetts, all persons having any claim against the Portfolio shall look only to the assets of that Portfolio for payment and no unitholder, trustee, officer or agent shall be personally liable therefor.
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The Portfolio is a partnership that is not subject to any federal income tax. However, each unitholder in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of the Trust) of the Portfolio's ordinary income and capital gain pursuant to the rules governing the unitholders. The determination of each unitholder's share will be made in accordance with the Internal Revenue Code of 1986, as amended (the Code), regulations promulgated thereunder and the Declaration of Trust.

The Portfolio's taxable year-ends are September 30. It is intended that the Portfolios' assets, income and distributions will be managed to satisfy the requirements of Subchapter M of the Code assuming that a unitholder invests all its assets in the Portfolio.

There are tax issues that are relevant to unitholders who purchase units with assets rather than cash. Such purchases will not be taxable provided certain requirements are met. Unitholders are advised to consult their own tax advisors about the tax consequences of investing in the Portfolio.

Item 7.   Purchase of Securities Being Offered.

The Portfolio's units are not registered under the 1933 Act and may not be sold publicly. Instead, units are offered pursuant to exemptions from that Act in private transactions.

Units are offered only to other investment companies and certain institutional investors. All units are sold without a sales charge. All investments in the Portfolio are credited to the unitholder's account in the form of full and fractional units of the Portfolio (rounded to the nearest 1/1000 of a unit). The Portfolio does not issue stock certificates.

The minimum initial investment is $5,000,000 with no minimum on subsequent investments.

Net asset value (NAV) is the total value of the Portfolio's investments and other assets less any liabilities. Each unit has a value of $1.00. Each Portfolio is deemed to have outstanding the number of units equal to its NAV and each unitholder is deemed to hold the number of units equal to its proportionate investment in the Portfolio. NAV is calculated at the close of business, normally 3 p.m. Central time, each business day (any day the New York Stock Exchange is open).

American Express Financial Advisors Inc. (the Placement Agent), a wholly owned subsidiary of the Advisor, serves as the Placement
Agent for the Trust.  The Placement Agent is located at IDS Tower
10, Minneapolis, MN 55440-0010.
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PAGE 15

Item 8.   Redemption or Repurchase.

Redemptions are processed on any date on which the Portfolio is open for business and are effected at the Portfolios' net asset value next determined after the Portfolio receives a redemption request in good form.

Payment for redeemed units will be made promptly, but in no event later than seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the rules under the 1940 Act. Each Portfolio reserves the right upon 30-days' written notice to redeem, at net asset value, the units of any unitholder whose account has a value of less than $1,000,000 as result of voluntary redemptions. Redemptions are taxable events, and the amount received upon redemption may be more or less than the amount paid for the units depending upon the fluctuations in the market value of the assets owned by the Portfolio.

Item 9.   Pending Legal Proceedings.

Not Applicable.

                           PART B
Item 10:  Cover Page
          Not applicable.

Item 11:  Table of Contents
          Not applicable.

Item 12:  General Information and History
          Not applicable.

Item 13:  Investment Objectives and Policies

Please refer to Item 4 of Part A for the objectives of the Portfolio.

Investment policies applicable to Balanced Portfolio:

These are investment policies in addition to those presented in Part A. The policies below are fundamental policies of the Portfolio and may be changed only with unitholder approval. Unless holders of a majority of the outstanding units agree to make the change, the Portfolio will not:

'Act as an underwriter (sell securities for others). However, under the securities laws, the Portfolio may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

'Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The Portfolio has not borrowed in the past and has no present intention to borrow.

'Make cash loans if the total commitment amount exceeds 5% of the Portfolio's total assets.

'Concentrate in any one industry. According to the present interpretation by the Securities and Exchange Commission (SEC), this means no more than 25% of the Portfolio's total assets, based on current market value at time of purchase, can be invested in any one industry.

'Purchase more than 10% of the outstanding voting securities of an issuer.

PAGE 17
'Invest more than 5% of its total assets in securities of any one company, government or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies or instrumentalities, and except that up to 25% of the Portfolio's total assets may be invested without regard to this 5% limitation.

'Buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

'Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

'Make a loan of any part of its assets to American Express
Financial Corporation (the Advisor), to the board members and officers of the Advisor or to its own board members and officers.

'Purchase securities of an issuer if the board members and officers of the Fund, the Portfolio and the Advisor hold more than a certain percentage of the issuer's outstanding securities. If the holdings of all board members and officers of the Fund, the Portfolio and the Advisor who own more than 0.5% of an issuer's securities are added together, and if in total they own more than 5%, the Portfolio will not purchase securities of that issuer.

'Lend Portfolio securities in excess of 30% of its net assets. The current policy of the board is to make these loans, either long- or short-term, to broker-dealers. In making such loans, the Portfolio gets the market price in cash, U.S. government securities, letters of credit or such other collateral as may be permitted by regulatory agencies and approved by the board. If the market price of the loaned securities goes up, the Portfolio will get additional collateral on a daily basis. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the Portfolio receives cash payments equivalent to all interest or other distributions paid on the loaned securities. A loan will not be made unless the Advisor believes the opportunity for additional income outweighs the risks.

The policies below are non-fundamental and may be changed without unitholder approval. Unless changed by the board, the Portfolio will not:

'Buy on margin or sell short, but it may make margin payments in connection with transactions in futures contracts.

'Invest in a company to control or manage it.

'Pledge or mortgage its assets beyond 15% of total assets. If the Portfolio were ever to do so, valuation of the pledged or mortgaged PAGE 18 assets would be based on market values. For purposes of this restriction, collateral arrangements for margin deposits on futures contracts are not deemed to be a pledge of assets.

'Invest more than 5% of its total assets in securities of companies, including any predecessors, that have a record of less than three years continuous operations.

'Invest more than 10% of its total assets in securities of investment companies. Under one state's law, the Portfolio is limited to investments in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary broker's commission, or when the purchase is part of a plan or merger consideration, reorganization or acquisition.

'Invest more than 5% of its net assets in warrants. Under one state's law no more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York or American Stock
Exchange.

'Invest in exploration or development programs, such as oil, gas or mineral leases.

'Invest more than 10% of its net assets in securities and derivative instruments that are illiquid. For purposes of this policy illiquid securities include some privately placed securities, and Rule 144A securities that for one reason or another may no longer have a readily available market, repurchase agreements with maturities greater than seven days, non-negotiable fixed-time deposits and over-the-counter options.

In determining the liquidity of Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities, the Advisor, under guidelines established by the board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

In determining the liquidity of commercial paper issued in transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, the Advisor, under guidelines established by the board, will evaluate relevant factors such as the issuer and the size and nature of its commercial paper programs, the willingness and ability of the issuer or dealer to repurchase the paper, and the nature of the clearance and settlement procedures for the paper.

The Portfolio may make contracts to purchase securities for a fixed price at a future date beyond normal settlement time (when-issued securities or forward commitments). Under normal market conditions, the Portfolio does not intend to commit more than 5% of its total assets to these practices. The Portfolio does not pay for the securities or receive dividends or interest on them until the contractual settlement date. The Portfolio will designate cash or liquid high-grade debt securities at least equal in value to its commitments to purchase the securities. When-issued securities or forward commitments are subject to market fluctuations and they may PAGE 19 affect the Portfolio's total assets the same as owned securities.

The Portfolio may maintain a portion of its assets in cash and cash-equivalent investments. The cash-equivalent investments the Portfolio may use are short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances and letters of credit of banks or savings and loan associations having capital, surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. Any cash-equivalent investments in foreign securities will be subject to the limitations on foreign investments described in the prospectus. The Portfolio also may purchase short-term corporate notes and obligations rated in the top two classifications by Moody's Investors Service, Inc. (Moody's) or Standard & Poor's Corporation (S&P) or the equivalent and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. A risk of a repurchase agreement is that if the seller seeks the protection of the bankruptcy laws, the Portfolio's ability to liquidate the security involved could be impaired.

The Portfolio may invest in foreign securities that are traded in the form of American Depositary Receipts (ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers.
European Depositary Receipts (EDRs) and Global Depositary Receipts
(GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities market and Depositary Receipts in bearer form are designed for use in securities markets outside the U.S. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

Investment policies applicable to Equity Portfolio:

These are investment policies in addition to those presented in Part A. The policies below are fundamental policies of the Portfolio and may be changed only with unitholder approval. Unless holders of a majority of the outstanding units agree to make the change, the Portfolio will not:

'Act as an underwriter (sell securities for others). However, under the securities laws, the Portfolio may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

'Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including PAGE 20 borrowings) less liabilities (other than borrowings) immediately after the borrowing. The Portfolio has not borrowed in the past and has no present intention to borrow.

'Make cash loans if the total commitment amount exceeds 5% of the Portfolio's total assets.

'Concentrate in any one industry. According to the present interpretation by the SEC, this means no more than 25% of the Portfolio's total assets, based on current market value at time of purchase, can be invested in any one industry.

'Purchase more than 10% of the outstanding voting securities of an issuer.

'Invest more than 5% of its total assets in securities of any one company, government or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies or instrumentalities, and except that up to 25% of the Portfolio's total assets may be invested without regard to this 5% limitation.

'Buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

'Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

'Invest in securities of investment companies except by purchase in the open market where the dealer's or sponsor's profit is the regular commission. The Advisor may wish to invest in another investment company if, for example, that is the only way to invest in a foreign market. If any such investment is ever made, not more than 10% of the Portfolio's net assets will be so invested. To the extent the Portfolio were to make such investments, the shareholder may be subject to duplicate advisory, administrative and distribution fees.

'Purchase securities of an issuer if the board members and officers of the Fund, the Portfolio and the Advisor hold more than a certain percentage of the issuer's outstanding securities. If the holdings of all board members and officers of the Fund, the Portfolio and the Advisor who own more than 0.5% of an issuer's securities are added together, and if in total they own more than 5%, the Portfolio will not purchase securities of that issuer.

PAGE 21
'Lend Portfolio securities in excess of 30% of its net assets. The current policy of the board is to make these loans, either long- or short-term, to broker-dealers. In making such loans, the Portfolio gets the market price in cash, U.S. government securities, letters of credit or such other collateral as may be permitted by regulatory agencies and approved by the board. If the market price of the loaned securities goes up, the Portfolio will get additional collateral on a daily basis. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the Portfolio receives cash payments equivalent to all interest or other distributions paid on the loaned securities. A loan will not be made unless the Advisor believes the opportunity for additional income outweighs the risks.

The policies below are non-fundamental and may be changed without unitholder approval. Unless changed by the board, the Portfolio will not:

'Buy on margin or sell short, but it may make margin payments in connection with transactions in stock index futures contracts.

'Pledge or mortgage its assets beyond 15% of total assets. If the Portfolio were ever to do so, valuation of the pledged or mortgaged assets would be based on market value. For purposes of this restriction, collateral arrangements for margin deposits on futures contracts are not deemed to be a pledge of assets.

'Invest more than 5% of its total assets in securities of companies, including any predecessors, that have a record of less than three years continuous operations.

'Invest in a company to control or manage it.

'Invest more than 5% of its net assets in warrants. Under one state's law no more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York or American Stock
Exchange.

'Invest in exploration or development programs, such as oil, gas or mineral leases.

'Invest more than 10% of its net assets in securities and derivative instruments that are illiquid. For purposes of this policy illiquid securities include some privately placed securities, public securities and Rule 144A securities that for one reason or another may no longer have a readily available market, repurchase agreements with maturities greater than seven days, non-negotiable fixed-time deposits and over-the-counter options.

In determining the liquidity of Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities, the Advisor, under guidelines established by the board, will consider any relevant factors PAGE 22 including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

In determining the liquidity of commercial paper issued in transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, the Advisor, under guidelines established by the board, will evaluate relevant factors such as the issuer and the size and nature of its commercial paper programs, the willingness and ability of the issuer or dealer to repurchase the paper, and the nature of the clearance and settlement procedures for the paper.

The Portfolio may make contracts to purchase securities for a fixed price at a future date beyond normal settlement time (when-issued securities or forward commitments). Under normal market conditions, the Portfolio does not intend to commit more than 5% of its total assets to these practices. The Portfolio does not pay for the securities or receive dividends or interest on them until the contractual settlement date. The Portfolio will designate cash or liquid high-grade debt securities at least equal in value to its commitments to purchase the securities. When-issued securities or forward commitments are subject to market fluctuations and they may affect the Portfolio's total assets the same as owned securities.

The Portfolio may maintain a portion of its assets in cash and cash-equivalent investments. The cash-equivalent investments the Portfolio may use are short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances and letters of credit of banks or savings and loan associations having capital, surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. Any cash-equivalent investments in foreign securities will be subject to the limitations on foreign investments described in the prospectus. The Portfolio also may purchase short-term corporate notes and obligations rated in the top two classifications by Moody's or S&P or the equivalent and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. A risk of a repurchase agreement is that if the seller seeks the protection of the bankruptcy laws, the Portfolio's ability to liquidate the security involved could be impaired.

The Portfolio may invest in foreign securities that are traded in the form of American Depositary Receipts (ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers.
European Depositary Receipts (EDRs) and Global Depositary Receipts
(GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities market and Depositary Receipts in bearer form are designed for use in securities markets outside the U.S. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

Investment policies applicable to Equity Income Portfolio:
PAGE 23

These are investment policies in addition to those presented in Part A. The policies below are fundamental policies of the Portfolio and may be changed only with unitholder approval. Unless holders of a majority of the outstanding units agree to make the change, the Portfolio will not:

'Act as an underwriter (sell securities for others). However, under the securities laws, the Portfolio may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

'Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The Portfolio has not borrowed in the past and has no present intention to borrow.

'Make cash loans if the total commitment amount exceeds 5% of the Portfolio's total assets.

'Purchase more than 10% of the outstanding voting securities of an issuer.

'Invest more than 5% of its total assets in securities of any one company, government or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies or instrumentalities, and except that up to 25% of the Portfolio's total assets may be invested without regard to this 5% limitation.

'Buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

'Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

'Lend Portfolio securities in excess of 30% of its net assets. The current policy of the board is to make these loans, either long- or short-term, to broker-dealers. In making such loans, the Portfolio gets the market price in cash, U.S. government securities, letters of credit or such other collateral as may be permitted by regulatory agencies and approved by the board. If the market price of the loaned securities goes up, the Portfolio will get additional collateral on a daily basis. The risks are that the borrower may not provide additional collateral when required or return the PAGE 24 securities when due. During the existence of the loan, the Portfolio receives cash payments equivalent to all interest or other distributions paid on the loaned securities. A loan will not be made unless the Advisor believes the opportunity for additional income outweighs the risks.

'Concentrate in any one industry. According to the present interpretation by the SEC, this means no more than 25% of the Portfolio's total assets, based on current market value at the time of purchase, can be invested in any one industry.

The policies below are non-fundamental and may be changed without unitholder approval. Unless changed by the board, the Portfolio will not:

'Buy on margin or sell short, but it may make margin payments in connection with transactions in futures contracts.

'Pledge or mortgage its assets beyond 15% of total assets. If the Portfolio were ever to do so, valuation of the pledged or mortgaged assets would be based on market values. For purposes of this restriction, collateral arrangements for margin deposits on futures contracts are not deemed to be a pledge of assets.

'Invest more than 5% of its total assets in securities of companies, including any predecessors, that have a record of less than three years continuous operations.

'Invest in a company to control or manage it.

'Invest in exploration or development programs, such as oil, gas or mineral leases.

'Invest more than 10% of its total assets in securities of investment companies. Under one state's law, the Portfolio is limited to investments in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary broker's commission, or when the purchase is part of a plan or merger consideration, reorganization or acquisition.

'Purchase securities of an issuer if the board members and officers of the Fund, the Portfolio and the Advisor hold more than a certain percentage of the issuer's outstanding securities. If the holdings of all board members and officers of the Fund, the Portfolio and the Advisor who own more than 0.5% of an issuer's securities are added together, and if in total they own more than 5%, a Portfolio will not purchase securities of that issuer.

'Invest more than 5% of its net assets in warrants. Under one state's law no more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York or American Stock
Exchange.

'Invest more than 10% of its net assets in securities and derivative instruments that are illiquid. For purposes of this policy illiquid securities include some privately placed PAGE 25 securities, public securities and Rule 144A securities that for one reason or another may no longer have a readily available market, repurchase agreements with maturities greater than seven days, non-negotiable fixed-time deposits and over-the-counter options.

In determining the liquidity of Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities, the Advisor, under guidelines established by the board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

In determining the liquidity of commercial paper issued in transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, the Advisor, under guidelines established by the board, will evaluate relevant factors such as the issuer and the size and nature of its commercial paper programs, the willingness and ability of the issuer or dealer to repurchase the paper, and the nature of the clearance and settlement procedures for the paper.

The Portfolio may make contracts to purchase securities for a fixed price at a future date beyond normal settlement time (when-issued securities or forward commitments). Under normal market conditions, the Portfolio does not intend to commit more than 5% of its total assets to these practices. The Portfolio does not pay for the securities or receive dividends or interest on them until the contractual settlement date. The Portfolio will designate cash or liquid high-grade debt securities at least equal in value to its commitments to purchase the securities. When-issued securities or forward commitments are subject to market fluctuations and they may affect the Portfolio's total assets the same as owned securities.

The Portfolio may maintain a portion of its assets in cash and cash-equivalent investments. The cash-equivalent investments the Portfolio may use are short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances and letters of credit of banks or savings and loan associations having capital, surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. Any cash-equivalent investments in foreign securities will be subject to the limitations on foreign investments described in the prospectus. The Portfolio also may purchase short-term corporate notes and obligations rated in the top two classifications by Moody's or S&P or the equivalent and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. A risk of a repurchase agreement is that if the seller seeks the protection of the bankruptcy laws, the Portfolio's ability to liquidate the security involved could be impaired.

The Portfolio may invest in foreign securities that are traded in the form of American Depositary Receipts (ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers.
European Depositary Receipts (EDRs) and Global Depositary Receipts
(GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities market and Depositary Receipts in bearer form are designed for use in securities markets outside the U.S. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

Investment policies applicable to Total Return Portfolio:

These are investment policies in addition to those presented in Part A. The policies below are fundamental policies of the Portfolio and may be changed only with unitholder approval. Unless holders of a majority of the outstanding units agree to make the change, the Portfolio will not:

'Act as an underwriter (sell securities for others). However, under the securities laws, the Portfolio may be deemed to be an underwriter when it purchases securities directly from the issuer and later resells them.

'Borrow money or property, except as a temporary measure for extraordinary or emergency purposes, in an amount not exceeding one-third of the market value of its total assets (including borrowings) less liabilities (other than borrowings) immediately after the borrowing. The Portfolio has not borrowed in the past and has no present intention to borrow.

'Make cash loans if the total commitment amount exceeds 5% of the Portfolio's total assets.

'Concentrate in any one industry. According to the present interpretation by the SEC, this means no more than 25% of the Portfolio's total assets, based on current market value at time of purchase, can be invested in any one industry.

'Purchase more than 10% of the outstanding voting securities of an issuer.

'Invest more than 5% of its total assets in securities of any one company, government or political subdivision thereof, except the limitation will not apply to investments in securities issued by the U.S. government, its agencies or instrumentalities, and except that up to 25% of the Portfolio's total assets may be invested without regard to this 5% limitation.

'Buy or sell real estate, unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from investing in securities or other instruments backed by real estate or securities of companies engaged in the real estate business or real estate investment trusts. For purposes of this policy, real estate includes real estate limited partnerships.

'Buy or sell physical commodities unless acquired as a result of ownership of securities or other instruments, except this shall not prevent the Portfolio from buying or selling options and futures contracts or from investing in securities or other instruments backed by, or whose value is derived from, physical commodities.

'Make a loan of any part of its assets to the Advisor, to the board members and officers of the Advisor or to its own board members and officers.

'Purchase securities of an issuer if the board members and officers of the Fund, the Portfolio and the Advisor hold more than a certain percentage of the issuer's outstanding securities. If the holdings of all board members and officers of the Fund, the Portfolio and the Advisor who own more than 0.5% of an issuer's securities are added together, and if in total they own more than 5%, the Portfolio will not purchase securities of that issuer.

'Lend Portfolio securities in excess of 30% of its net assets. The current policy of the board is to make these loans, either long- or short-term, to broker-dealers. In making such loans, the Portfolio gets the market price in cash, U.S. government securities, letters of credit or such other collateral as may be permitted by regulatory agencies and approved by the board. If the market price of the loaned securities goes up, the Portfolio will get additional collateral on a daily basis. The risks are that the borrower may not provide additional collateral when required or return the securities when due. During the existence of the loan, the Portfolio receives cash payments equivalent to all interest or other distributions paid on the loaned securities. A loan will not be made unless the Advisor believes the opportunity for additional income outweighs the risks.

'Issue senior securities, except this restriction shall not be deemed to prohibit the Portfolio from borrowing from banks, using options or futures contracts, lending its securities or entering into repurchase agreements.

The policies below are non-fundamental and may be changed without unitholder approval. Unless changed by the board, the Portfolio will not:

'Buy on margin or sell short, but it may make margin payments in connection with transactions in futures contracts.

'Pledge or mortgage its assets beyond 15% of total assets. If the Portfolio were ever to do so, valuation of the pledged or mortgaged assets would be based on market values. For purposes of this restriction, collateral arrangements for margin deposits on futures contracts are not deemed to be a pledge of assets.

'Invest more than 5% of its total assets in securities of companies, including any predecessors, that have a record of less than three years continuous operations.

'Invest more than 10% of its total assets in securities of investment companies. Under one state's law, the Portfolio is limited to investments in the open market where no commission or profit to a sponsor or dealer results from the purchase other than the customary broker's commission, or when the purchase is part of a plan or merger consideration, reorganization or acquisition.

'Invest in a company to control or manage it.

'Invest in exploration or development programs, such as oil, gas or mineral leases.

'Invest more than 5% of its net assets in warrants. Under one state's law no more than 2% of the Portfolio's net assets may be invested in warrants not listed on the New York or American Stock
Exchange.

'Invest more than 10% of its net assets in securities and derivative instruments that are illiquid. For purposes of this policy illiquid securities include some privately placed securities, public securities and Rule 144A securities that for one reason or another may no longer have a readily available market, repurchase agreements with maturities greater than seven days, non-negotiable fixed-time deposits and over-the-counter options.

In determining the liquidity of Rule 144A securities, which are unregistered securities offered to qualified institutional buyers, and interest-only and principal-only fixed mortgage-backed securities (IOs and POs) issued by the U.S. government or its agencies and instrumentalities, the Advisor, under guidelines established by the board, will consider any relevant factors including the frequency of trades, the number of dealers willing to purchase or sell the security and the nature of marketplace trades.

In determining the liquidity of commercial paper issued in transactions not involving a public offering under Section 4(2) of the Securities Act of 1933, the Advisor, under guidelines established by the board, will evaluate relevant factors such as the issuer and the size and nature of its commercial paper programs, the willingness and ability of the issuer or dealer to repurchase the paper, and the nature of the clearance and settlement procedures for the paper.

The Portfolio may make contracts to purchase securities for a fixed price at a future date beyond normal settlement time (when-issued securities or forward commitments). Under normal market conditions, the Portfolio does not intend to commit more than 5% of its total assets to these practices. The Portfolio does not pay for the securities or receive dividends or interest on them until the contractual settlement date. The Portfolio will designate cash or liquid high-grade debt securities at least equal in value to its commitments to purchase the securities. When-issued securities or forward commitments are subject to market fluctuations and they may affect the Portfolio's total assets the same as owned securities.

The Portfolio may maintain a portion of its assets in cash and cash-equivalent investments. The cash-equivalent investments the Portfolio may use are short-term U.S. and Canadian government securities and negotiable certificates of deposit, non-negotiable fixed-time deposits, bankers' acceptances and letters of credit of banks or savings and loan associations having capital, surplus and undivided profits (as of the date of its most recently published annual financial statements) in excess of $100 million (or the equivalent in the instance of a foreign branch of a U.S. bank) at the date of investment. Any cash-equivalent investments in foreign securities will be subject to the limitations on foreign investments described in the prospectus. The Portfolio also may purchase short-term corporate notes and obligations rated in the top two classifications by Moody's or S&P or the equivalent and may use repurchase agreements with broker-dealers registered under the Securities Exchange Act of 1934 and with commercial banks. A risk of a repurchase agreement is that if the seller seeks the protection of bankruptcy laws, the Portfolio's ability to liquidate the security involved could be impaired.

The Portfolio may invest in foreign securities that are traded in the form of American Depositary Receipts (ADRs). ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities of foreign issuers.
European Depositary Receipts (EDRs) and Global Depositary Receipts
(GDRs) are receipts typically issued by foreign banks or trust companies, evidencing ownership of underlying securities issued by either a foreign or U.S. issuer. Generally, Depositary Receipts in registered form are designed for use in the U.S. securities market and Depositary Receipts in bearer form are designed for use in securities markets outside the U.S. Depositary Receipts may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

For a discussion on additional information on investment policies, foreign currency transactions, options and futures contracts and mortgage-backed securities, see descriptions below.

ADDITIONAL INFORMATION ON INVESTMENT POLICIES FOR BALANCED
PORTFOLIO, TOTAL RETURN PORTFOLIO AND EQUITY PORTFOLIO

Definitions of Zero-Coupon and Pay-In-Kind Securities

A zero-coupon security is a security that is sold at a deep discount from its face value and makes no periodic interest payments. The buyer of such a security receives a rate of return by gradual appreciation of the security, which is redeemed at face value on the maturity date.

A pay-in-kind security is a security in which the issuer has the option to make interest payments in cash or in additional securities. The securities issued as interest usually have the same terms, including maturity date, as the pay-in-kind securities.

Non-rated securities will be considered for investment when they possess a risk comparable to that of rated securities consistent with the Fund's objectives and policies. When assessing the risk involved in each non-rated security, the Fund will consider the financial condition of the issuer or the protection afforded by the terms of the security.

FOREIGN CURRENCY TRANSACTIONS

Since investments in foreign countries usually involve currencies of foreign countries, and since a Portfolio may hold cash and cash-equivalent investments in foreign currencies, the value of a Portfolio's assets as measured in U.S. dollars may be affected favorably or unfavorably by changes in currency exchange rates and exchange control regulations. Also, a Portfolio may incur costs in connection with conversions between various currencies.

Spot Rates and Forward Contracts. A Portfolio conducts its foreign currency exchange transactions either at the spot (cash) rate prevailing in the foreign currency exchange market or by entering into forward currency exchange contracts (forward contracts) as a hedge against fluctuations in future foreign exchange rates. A forward contract involves an obligation to buy or sell a specific currency at a future date, which may be any fixed number of days from the contract date, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirements. No commissions are charged at any stage for trades.

A Portfolio may enter into forward contracts to settle a security transaction or handle dividend and interest collection. When a Portfolio enters into a contract for the purchase or sale of a security denominated in a foreign currency or has been notified of a dividend or interest payment, it may desire to lock in the price of the security or the amount of the payment in dollars. By entering into a forward contract, a Portfolio will be able to protect itself against a possible loss resulting from an adverse change in the relationship between different currencies from the date the security is purchased or sold to the date on which payment is made or received or when the dividend or interest is actually received.

A Portfolio also may enter into forward contracts when management of a Portfolio believes the currency of a particular foreign country may suffer a substantial decline against another currency.

It may enter into a forward contract to sell, for a fixed amount of dollars, the amount of foreign currency approximating the value of some or all of a Portfolio's securities denominated in such foreign currency. The precise matching of forward contract amounts and the value of securities involved generally will not be possible since the future value of such securities in foreign currencies more than likely will change between the date the forward contract is entered into and the date it matures. The projection of short-term currency market movements is extremely difficult and successful execution of a short-term hedging strategy is highly uncertain. A Portfolio will not enter into such forward contracts or maintain a net exposure to such contracts when consummating the contracts would obligate a Portfolio to deliver an amount of foreign currency in excess of the value of a Portfolio's securities or other assets denominated in that currency.

A Portfolio will designate cash or securities in an amount equal to the value of a Portfolio's total assets committed to consummating forward contracts entered into under the second circumstance set forth above. If the value of the securities declines, additional cash or securities will be designated on a daily basis so that the value of the cash or securities will equal the amount of a Portfolio's commitments on such contracts.

At maturity of a forward contract, a Portfolio may either sell the security and make delivery of the foreign currency or retain the security and terminate its contractual obligation to deliver the foreign currency by purchasing an offsetting contract with the same currency trader obligating it to buy, on the same maturity date, the same amount of foreign currency.

If a Portfolio retains a security and engages in an offsetting transaction, a Portfolio will incur a gain or a loss (as described below) to the extent there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the foreign currency. Should forward prices decline between the date a Portfolio enters into a forward contract for selling foreign currency and the date it enters into an offsetting contract for purchasing the foreign currency, a Portfolio will realize a gain to the extent that the price of the currency it has agreed to sell exceeds the price of the currency it has agreed to buy. Should forward prices increase, a Portfolio will suffer a loss to the extent the price of the currency it has agreed to buy exceeds the price of the currency it has agreed to sell.

It is impossible to forecast what the market value of securities will be at the expiration of a contract. Accordingly, it may be necessary for a Portfolio to buy additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security is less than the amount of foreign currency a Portfolio is obligated to deliver and a decision is made to sell the security and make delivery of the foreign currency.
Conversely, it may be necessary to sell on the spot market some of the foreign currency received on the sale of the security if its market value exceeds the amount of foreign currency a Portfolio is obligated to deliver.

A Portfolio's dealing in forward contracts will be limited to the transactions described above. This method of protecting the value of securities against a decline in the value of a currency does not eliminate fluctuations in the underlying prices of the securities. It simply establishes a rate of exchange that can be achieved at some point in time. Although such forward contracts tend to minimize the risk of loss due to a decline in value of hedged currency, they tend to limit any potential gain that might result should the value of such currency increase.

Although a Portfolio values its assets each business day in terms of U.S. dollars, it does not intend to convert its foreign currencies into U.S. dollars on a daily basis. It will do so from time to time, and unitholders should be aware of currency conversion costs. Although foreign exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (spread) between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a foreign currency to a Portfolio at one rate, while offering a lesser rate of exchange should a Portfolio desire to resell that currency to the dealer.

Options on Foreign Currencies. A Portfolio may buy put and write covered call options on foreign currencies for hedging purposes. For example, a decline in the dollar value of a foreign currency in which securities are denominated will reduce the dollar value of such securities, even if their value in the foreign currency remains constant. In order to protect against such diminutions in the value of securities, a Portfolio may buy put options on the foreign currency. If the value of the currency does decline, a Portfolio will have the right to sell such currency for a fixed amount in dollars and will thereby offset, in whole or in part, the adverse effect on its portfolio which otherwise would have resulted.

As in the case of other types of options, however, the benefit to a Portfolio derived from purchases of foreign currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Portfolio could sustain losses on transactions in foreign currency options which would require it to forego a portion or all of the benefits of advantageous changes in such rates.

A Portfolio may write options on foreign currencies for the same types of hedging purposes. For example, when a Portfolio anticipates a decline in the dollar value of foreign-denominated securities due to adverse fluctuations in exchange rates, it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised and the diminution in value of securities will be fully or partially offset by the amount of the premium received.

As in the case of other types of options, however, the writing of a foreign currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and a Portfolio would be required to buy or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on foreign currencies, a Portfolio also may be required to forego all or a portion of the benefits which might otherwise have been obtained from favorable movements on exchange rates.

All options written on foreign currencies will be covered. An option written on foreign currencies is covered if a Portfolio holds currency sufficient to cover the option or has an absolute and immediate right to acquire that currency without additional cash consideration upon conversion of assets denominated in that currency or exchange of other currency held in its portfolio. An option writer could lose amounts substantially in excess of its initial investments, due to the margin and collateral requirements associated with such positions.

Options on foreign currencies are traded through financial institutions acting as market-makers, although foreign currency options also are traded on certain national securities exchanges, such as the Philadelphia Stock Exchange and the Chicago Board Options Exchange, subject to SEC regulation. In an over-the-counter trading environment, many of the protections afforded to exchange participants will not be available. For example, there are no daily price fluctuation limits, and adverse market movements could therefore continue to an unlimited extent over a period of time. Although the purchaser of an option cannot lose more than the amount of the premium plus related transaction costs, this entire amount could be lost.

Foreign currency option positions entered into on a national securities exchange are cleared and guaranteed by the Options Clearing Corporation (OCC), thereby reducing the risk of counterparty default. Further, a liquid secondary market in options traded on a national securities exchange may be more readily available than in the over-the-counter market, potentially permitting a Portfolio to liquidate open positions at a profit prior to exercise or expiration, or to limit losses in the event of adverse market movements.

The purchase and sale of exchange-traded foreign currency options, however, is subject to the risks of availability of a liquid secondary market described above, as well as the risks regarding adverse market movements, margining of options written, the nature of the foreign currency market, possible intervention by governmental authorities and the effects of other political and economic events. In addition, exchange-traded options on foreign PAGE 35 currencies involve certain risks not presented by the over-the-counter market. For example, exercise and settlement of such options must be made exclusively through the OCC, which has established banking relationships in certain foreign countries for the purpose. As a result, the OCC may, if it determines that foreign governmental restrictions or taxes would prevent the orderly settlement of foreign currency option exercises, or would result in undue burdens on OCC or its clearing member, impose special procedures on exercise and settlement, such as technical changes in the mechanics of delivery of currency, the fixing of dollar settlement prices or prohibitions on exercise.

Foreign Currency Futures and Related Options. A Portfolio may enter into currency futures contracts to sell currencies. It also may buy put and write covered call options on currency futures. Currency futures contracts are similar to currency forward contracts, except that they are traded on exchanges (and have margin requirements) and are standardized as to contract size and delivery date. Most currency futures call for payment of delivery in U.S. dollars. A Portfolio may use currency futures for the same purposes as currency forward contracts, subject to Commodity Futures Trading Commission (CFTC) limitations. All futures contracts are aggregated for purposes of the percentage limitations.

Currency futures and options on futures values can be expected to correlate with exchange rates, but will not reflect other factors that may affect the values of a Portfolio's investments. A currency hedge, for example, should protect a Yen-denominated bond against a decline in the Yen, but will not protect a Portfolio against price decline if the issuer's creditworthiness deteriorates. Because the value of a Portfolio's investments denominated in foreign currency will change in response to many factors other than exchange rates, it may not be possible to match the amount of a forward contract to the value of a Portfolio's investments denominated in that currency over time.

A Portfolio will hold securities or other options or futures positions whose values are expected to offset its obligations. A Portfolio will not enter into an option or futures position that exposes a Portfolio to an obligation to another party unless it owns either (i) an offsetting position in securities or (ii) cash, receivables and short-term debt securities with a value sufficient to cover its potential obligations.

OPTIONS AND FUTURES CONTRACTS FOR BALANCED PORTFOLIO, EQUITY INCOME PORTFOLIO AND TOTAL RETURN PORTFOLIO

A Portfolio may buy or write options traded on any U.S. or foreign exchange or in the over-the-counter market. A Portfolio may enter into interest rate futures contracts and stock index futures contracts traded on any U.S. or foreign exchange. A Portfolio also may buy or write put and call options on these futures and on stock indexes. Bond options in the over-the-counter market will be purchased only when the investment manager believes a liquid secondary market exists for the options and only from dealers and institutions the investment manager believes present a minimal credit risk. Some options are exercisable only on a specific date.

In that case, or if a liquid secondary market does not exist, a Portfolio could be required to buy or sell securities at disadvantageous prices, thereby incurring losses.

OPTIONS. An option is a contract. A person who buys a call option for a security has the right to buy the security at a set price for the length of the contract. A person who sells a call option is called a writer. The writer of a call option agrees to sell the security at the set price when the buyer wants to exercise the option, no matter what the market price of the security is at that time. A person who buys a put option has the right to sell a security at a set price for the length of the contract. A person who writes a put option agrees to buy the security at the set price if the purchaser wants to exercise the option, no matter what the market price of the security is at that time. An option is covered if the writer owns the security (in the case of a call) or sets aside the cash or securities of equivalent value (in the case of a put) that would be required upon exercise.

The price paid by the buyer for an option is called a premium. In addition, the buyer generally pays a broker a commission. The writer receives a premium, less another commission, at the time the option is written. The cash received is retained by the writer whether or not the option is exercised. A writer of a call option may have to sell the security for a below-market price if the market price rises above the exercise price. A writer of a put option may have to pay an above-market price for the security if its market price decreases below the exercise price. The risk of the writer is potentially unlimited, unless the option is covered.

Options can be used to produce incremental earnings, protect gains and facilitate buying and selling securities for investment purposes. The use of options and futures contracts may benefit a Portfolio and its unitholders by improving a Portfolio's liquidity and by helping to stabilize the value of its net assets.

Buying options. Put and call options may be used as a trading technique to facilitate buying and selling securities for investment reasons. Options are used as a trading technique to take advantage of any disparity between the price of the underlying security in the securities market and its price on the options market. It is anticipated the trading technique will be utilized only to effect a transaction when the price of the security plus the option price will be as good or better than the price at which the security could be bought or sold directly. When the option is purchased, a Portfolio pays a premium and a commission. It then PAGE 37 pays a second commission on the purchase or sale of the underlying security when the option is exercised. For record keeping and tax purposes, the price obtained on the purchase of the underlying security will be the combination of the exercise price, the premium and both commissions. When using options as a trading technique, commissions on the option will be set as if only the underlying securities were traded.

Put and call options also may be held by a Portfolio for investment purposes. Options permit a Portfolio to experience the change in the value of a security with a relatively small initial cash investment.

The risk a Portfolio assumes when it buys an option is the loss of the premium. To be beneficial to a Portfolio, the price of the underlying security must change within the time set by the option contract. Furthermore, the change must be sufficient to cover the premium paid, the commissions paid both in the acquisition of the option and in a closing transaction or in the exercise of the option and subsequent sale (in the case of a call) or purchase (in the case of a put) of the underlying security. Even then, the price change in the underlying security does not ensure a profit since prices in the option market may not reflect such a change.

Writing covered options. A Portfolio will write covered options when it feels it is appropriate and will follow these guidelines:

'Underlying securities will continue to be bought or sold solely on the basis of investment considerations consistent with a Portfolio's goals.

'All options written by a Portfolio will be covered. For covered call options, if a decision is made to sell the security, or for put options if a decision is made to buy the security, a Portfolio will attempt to terminate the option contract through a closing purchase transaction.

'A Portfolio will write options only as permitted under federal or state laws or regulations, such as those that limit the amount of total assets subject to the options. While no limit has been set by a Portfolio, it will conform to the requirements of those states. For example, Arkansas limits the aggregate investment in options to 5% of a Portfolio's total assets. California limits the writing of options to 50% of the assets of a Portfolio.

Net premiums on call options closed or premiums on expired call options are treated as short-term capital gains. Since a Portfolio is taxed as a regulated investment company under the Internal Revenue Code, any gains on options and other securities held less than three months must be limited to less than 30% of its annual gross income.

If a covered call option is exercised, the security is sold by a Portfolio. The premium received upon writing the option is added to the proceeds received from the sale of the security. A Portfolio will recognize a capital gain or loss based upon the difference between the proceeds and the security's basis. Premiums received from writing outstanding options are included as a deferred credit in the Statement of Assets and Liabilities and adjusted daily to the current market value.

Options on many securities are listed on options exchanges. If the fund writes listed options, it will follow the rules of the options exchange. Options are valued at the close of the New York Stock Exchange. An option listed on a national exchange, CBOE or NASDAQ will be valued at the last quoted sales price or, if such a price is not readily available, at the mean of the last bid and ask prices.

Options on certain securities are not actively traded on any exchange, but may be entered into directly with a dealer. When a Portfolio writes such an option, the Custodian will segregate assets as appropriate to cover the option. These options may be more difficult to close. If a Portfolio is unable to effect a closing purchase transaction, it will not be able to sell the underlying security until the call written by a Portfolio expires or is exercised.

FUTURES CONTRACTS. A futures contract is an agreement between two parties to buy and sell a security for a set price on a future date. Futures contracts trade in a manner similar to the way a stock trades on a stock exchange and the commodity exchanges, through their clearing corporations, guarantee performance of the contracts. Futures contracts are commodity contracts listed on commodity exchanges. They include contracts based on U.S. Treasury bonds and on Standard and Poor's 500 Index (S&P 500 Index). In the case of S&P 500 index futures contracts, the specified multiple is $500. Thus, if the value of the S&P 500 Index were 150, the value of one contract would be $75,000 (150 x $500).

Unlike other futures contracts, a stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract. For example, excluding any transaction costs, if a Portfolio enters into one futures contract to buy the S&P 500 Index at a specified future date at a contract value of 150 and the S&P 500 Index is at 154 on that future date, the fund will gain $500 x (154-150) or $2,000. If a Portfolio enters into one futures contract to sell the S&P 500 Index at a specified future date at a contract value of 150 and the S&P 500 Index is at 152 on that future date, a Portfolio will lose $500 x (152-150) or $1,000.

Generally, a futures contract is terminated by entering into an offsetting transaction. An offsetting transaction is effected by a Portfolio taking an opposite position. At the time a futures contract is made, a good faith deposit called initial margin is set up within a segregated account at a Portfolio's custodian bank. Daily thereafter, the futures contract is valued and the payment of variation margin is required so that each day a Portfolio would pay out cash in an amount equal to any decline in the contract's value or receive cash equal to any increase. At the time a futures contract is closed out, a nominal commission is paid, which is generally lower than the commission on a comparable transaction in the cash markets.

The purpose of a futures contract is to allow a Portfolio to gain rapid exposure to or protect itself from changes in the market without actually buying or selling securities. For example, if a Portfolio owned long-term bonds and interest rates were expected to increase, it might enter into futures contracts to sell securities which would have much the same effect as selling some of the long-term bonds it owned. If interest rates did increase, the value of the debt securities in a portfolio would decline, but the value of a Portfolio's futures contracts would increase at approximately the same rate, thereby keeping the net asset value of a Portfolio from declining as much as it otherwise would have. If, on the other hand, a Portfolio held cash reserves and interest rates were expected to decline, a Portfolio might enter into interest rate futures contracts for the purchase of securities. If short-term rates were higher than long-term rates, the ability to continue holding these cash reserves would have a very beneficial impact on a Portfolio's earnings. Even if short-term rates were not higher, a Portfolio would still benefit from the income earned by holding these short-term investments. At the same time, by entering into futures contracts for the purchase of securities, a Portfolio could take advantage of the anticipated rise in the value of long-term bonds without actually buying them until the market had stabilized. At that time, the futures contracts could be liquidated and a Portfolio's cash reserves could then be used to buy long-term bonds on the cash market. A Portfolio could accomplish similar results by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase or by buying bonds with long maturities and selling bonds with short maturities when interest rates are expected to decline. But by using futures contracts as an investment tool, given the greater liquidity in the futures market than in the cash market, it might be possible to accomplish the same result more easily and more quickly.

Risks of Transactions in Futures Contracts

A Portfolio may elect to close some or all of its contracts prior to expiration. Although a Portfolio intends to enter into futures contracts only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market will exist for any particular contract at PAGE 40 any particular time. In such event, it may not be possible to close a futures contract position, and in the event of adverse price movements, a Portfolio would have to make daily cash payments of variation margin. Such price movements, however, will be offset all or in part by the price movements of the securities owned by a Portfolio. Of course, there is no guarantee the price of the securities will correlate with the price movements in the futures contract and thus provide an offset to losses on a futures contract.

Another risk in employing futures contracts to protect against the price volatility of securities is that the prices of securities subject to futures contracts may not correlate perfectly with the behavior of the cash prices of a Portfolio's securities. The correlation may be distorted because the futures market is dominated by short-term traders seeking to profit from the difference between a contract or security price and their cost of borrowed funds. Such distortions are generally minor and would diminish as the contract approached maturity.

In addition, a Portfolio's investment manager could be incorrect in its expectations as to the direction or extent of various interest rate or market movements or the time span within which the movements take place. For example, if a Portfolio sold futures contracts for the sale of securities in anticipation of an increase in interest rates, and interest rates declined instead, a Portfolio would lose money on the sale.

OPTIONS ON FUTURES CONTRACTS. Options give the holder a right to buy or sell futures contracts in the future. Unlike a futures contract, which requires the parties to the contract to buy and sell a security on a set date, an option on a futures contract merely entitles its holder to decide on or before a future date (within nine months of the date of issue) whether to enter into such a contract. If the holder decides not to enter into the contract, all that is lost is the amount (premium) paid for the option. Further, because the value of the option is fixed at the point of sale, there are not daily payments of cash to reflect the change in the value of the underlying contract. However, since an option gives the buyer the right to enter into a contract at a set price for a fixed period of time, its value does change daily and that change is reflected in the net asset value of a Portfolio.

The risk a Portfolio assumes when it buys an option is the loss of the premium paid for the option. The risk involved in writing options on futures contracts the fund owns, or on securities held in a Portfolio, is that there could be an increase in the market value of such contracts or securities. If that occurred, the option would be exercised and the asset sold at a lower price than the cash market price. To some extent, the risk of not realizing a gain could be reduced by entering into a closing transaction. A Portfolio could enter into a closing transaction by purchasing an PAGE 41 option with the same terms as the one it had previously sold. The cost to close the option and terminate a Portfolio's obligation, however, might be more or less than the premium received when it originally wrote the option. Further, a Portfolio might not be able to close the option because of insufficient activity in the options market. Purchasing options also limits the use of monies that might otherwise be available for long-term investments.

OPTIONS ON STOCK INDEXES. Options on stock indexes are securities traded on national securities exchanges. An option on a stock index is similar to an option on a futures contract except all settlements are in cash. A Portfolio exercising a put, for example, would receive the difference between the exercise price and the current index level. Such options would be used in the same manner as options on futures contracts.

TAX TREATMENT. As permitted under federal income tax laws, a Portfolio intends to identify futures contracts as mixed straddles and not mark them to market, that is, not treat them as having been sold at the end of the year at market value. Such an election may result in a Portfolio being required to defer recognizing losses incurred by entering into futures contracts and losses on underlying securities identified as being hedged against.

Federal income tax treatment of gains or losses from transactions in options on futures contracts and indexes will depend on whether such option is a section 1256 contract. If the option is a non-equity option, a Portfolio will either make a 1256(d) election and treat the option as a mixed straddle or mark to market the option at fiscal year end and treat the gain/loss as 40% short-term and 60% long-term. Certain provisions of the Internal Revenue Code may also limit a Portfolio's ability to engage in futures contracts and related options transactions. For example, at the close of each quarter of a Portfolio's taxable year, at least 50% of the value of its assets must consist of cash, government securities and other securities, subject to certain diversification requirements. Less than 30% of its gross income must be derived from sales of securities held less than three months.

The IRS has ruled publicly that an exchange-traded call option is a security for purposes of the 50%-of-assets test and that its issuer is the issuer of the underlying security, not the writer of the option, for purposes of the diversification requirements. In order to avoid realizing a gain within the three-month period, a Portfolio may be required to defer closing out a contract beyond the time when it might otherwise be advantageous to do so. A Portfolio also may be restricted in purchasing put options for the purpose of hedging underlying securities because of applying the short sale holding period rules with respect to such underlying securities.

Accounting for futures contracts will be according to generally accepted accounting principles. Initial margin deposits will be recognized as assets due from a broker (a Portfolio's agent in acquiring the futures position). During the period the futures contract is open, changes in value of the contract will be recognized as unrealized gains or losses by marking to market on a daily basis to reflect the market value of the contract at the end of each day's trading. Variation margin payments will be made or received depending upon whether gains or losses are incurred. All contracts and options will be valued at the last-quoted sales price on their primary exchange.

MORTGAGE-BACKED SECURITIES

A mortgage pass through certificate is one that represents an interest in a pool, or group, of mortgage loans assembled by the Government National Mortgage Association (GNMA), Federal Home Loan Mortgage Corporation (FHLMC), Federal National Mortgage Association
(FNMA) or non-governmental entities. In pass-through certificates, both principal and interest payments, including prepayments, are passed through to the holder of the certificate. Prepayments on underlying mortgages result in a loss of anticipated interest, and the actual yield (or total return) to a Portfolio, which is influenced by both stated interest rates and market conditions, may be different than the quoted yield on certificates. Some U.S. government securities may be purchased on a when-issued basis, which means that it may take as long as 45 days after the purchase before the securities are delivered to a Portfolio.

Stripped Mortgage-Backed Securities. A Portfolio may invest in stripped mortgage-backed securities. Generally, there are two classes of stripped mortgage-backed securities: Interest Only (IO) and Principal Only (PO). IOs entitle the holder to receive distributions consisting of all or a portion of the interest on the underlying pool of mortgage loans or mortgage-backed securities. POs entitle the holder to receive distributions consisting of all or a portion of the principal of the underlying pool of mortgage loans or mortgage-backed securities. The cash flows and yields on IOs and POs are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans or mortgage-backed securities. A rapid rate of principal payments may adversely affect the yield to maturity of IOs. A slow rate of principal payments may adversely affect the yield to maturity of POs. On an IO, if prepayments of principal are greater than anticipated, an investor may incur substantial losses. If prepayments of principal are slower than anticipated, the yield on a PO will be affected more severely than would be the case with a traditional mortgage-backed security.

Mortgage-Backed Security Spread Options. A Portfolio may purchase mortgage-backed security (MBS) put spread options and write covered MBS call spread options. MBS spread options are based upon the changes in the price spread between a specified mortgage-backed PAGE 43 security and a like-duration Treasury security. MBS spread options are traded in the OTC market and are of short duration, typically one to two months. A Portfolio would buy or sell covered MBS call spread options in situations where mortgage-backed securities are expected to underperform like-duration Treasury securities.

Portfolio turnover rates:

For the fiscal periods 1996 and 1995, the portfolio turnover rates were 45% and 38% for Balanced Portfolio, 71% and 69% for Equity Portfolio, 84% and 98% for Equity Income Portfolio and 142% and 90% for Total Return Portfolio. Higher turnover rates may result in higher brokerage expenses. The variation in turnover rates for Total Return Portfolio can be attributed to a change in investment policy and management style.

For periods prior to the commencement of operations of Balanced Portfolio, Equity Portfolio, Equity Income Portfolio and Total Return Portfolio, turnover rates are based on the turnover rates of the corresponding IDS funds which transferred all of their assets to the Portfolios on May 13, 1996.

Item 14:  Management of the Fund

BOARD MEMBERS AND OFFICERS

The following is a list of the Trust's board members and officers, who are board members and officers of all five Trusts in the Preferred Master Trust Group and, except for Mr. Dudley, all 47 funds in the IDS MUTUAL FUND GROUP. Mr. Dudley is a board member of all IDS funds except the nine life funds. All units have cumulative voting rights with respect to the election of board members.

Trustees and Officers of the Preferred Master Trust Group

H. Brewster Atwater, Jr.
Born in 1931
4900 IDS Tower
Minneapolis, MN

Former chairman and chief executive officer, General Mills, Inc.
Director, Merck & Co., Inc. and Darden Restaurants, Inc.

Lynne V. Cheney'
Born in 1941
American Enterprise Institute
for Public Policy Research (AEI)
1150 17th St., N.W.
Washington, D.C.

Distinguished Fellow AEI. Former Chair of National Endowment of the Humanities. Director, The Reader's Digest Association Inc.,
Lockheed-Martin, the Interpublic Group of Companies, Inc.
(advertising), and FPL Group, Inc. (holding company for Florida
Power and Light).

William H. Dudley**
Born in 1932
2900 IDS Tower
Minneapolis, MN

Executive vice president and director of the Advisor.

Robert F. Froehlke+
Born in 1922
1201 Yale Place
Minneapolis, MN

Former president of all funds in the IDS MUTUAL FUND GROUP. Director, the ICI Mutual Insurance Co., Institute for Defense Analyses, Marshall Erdman and Associates, Inc. (architectural engineering) and Public Oversight Board of the American Institute of Certified Public Accountants.

David R. Hubers+**
Born in 1943
2900 IDS Tower
Minneapolis, MN

President, chief executive officer and director of the Advisor.
Previously, senior vice president, finance and chief financial officer of the Advisor.

Heinz F. Hutter+'
Born in 1929
P.O. Box 2187
Minneapolis, MN

Former president and chief operating officer, Cargill, Incorporated (commodity merchants and processors).

Anne P. Jones
Born in 1935
5716 Bent Branch Rd.
Bethesda, MD

Attorney and telecommunications consultant. Former partner, law firm of Sutherland, Asbill & Brennan. Director, Motorola, Inc. and C-Cor Electronics, Inc.

Melvin R. Laird
Born in 1922
Reader's Digest Association, Inc.
1730 Rhode Island Ave., N.W.
Washington, D.C.

Senior counsellor for national and international affairs, The Reader's Digest Association, Inc. Former nine-term congressman, secretary of defense and presidential counsellor. Director, Martin Marietta Corp., Metropolitan Life Insurance Co., The Reader's Digest Association, Inc., Science Applications International Corp., Wallace Reader's Digest Funds and Public Oversight Board (SEC Practice Section, American Institute of Certified Public Accountants).

William R. Pearce+*
Born in 1927
901 S. Marquette Ave.
Minneapolis, MN

President of all Trusts in the Preferred Master Trust Group since
April 1996 and president of all funds in the IDS MUTUAL FUND GROUP since June 1993. Former vice chairman of the board, Cargill, Incorporated (commodity merchants and processors).

Edson W. Spencer+
Born in 1926
4900 IDS Center
80 S. 8th St.
Minneapolis, MN

President, Spencer Associates Inc. (consulting). Former chairman of the board and chief executive officer, Honeywell Inc. Director, Boise Cascade Corporation (forest products). Member of
International Advisory Council of NEC (Japan).

John R. Thomas**
Born in 1937
2900 IDS Tower
Minneapolis, MN

Senior vice president and director of the Advisor.

Wheelock Whitney+
Born in 1926
1900 Foshay Tower
821 Marquette Ave.
Minneapolis, MN

Chairman, Whitney Management Company (manages family assets).

C. Angus Wurtele'
Born in 1934
Valspar Corporation
Suite 1700
Foshay Tower
Minneapolis, MN

Chairman of the board and retired chief executive officer, The
Valspar Corporation (paints).  Director, Bemis Corporation
(packaging), Donaldson Company (air cleaners & mufflers) and
General Mills, Inc. (consumer foods).

+ Member of executive committee.
' Member of joint audit committee.
* Interested person of the Trust by reason of being an officer and employee of the Trust.
**Interested person of the Trust by reason of being an officer, board member, employee and/or shareholder of the Advisor or American Express.

The board also has appointed officers who are responsible for day-to-day business decisions based on policies it has established.

In addition to Mr. Pearce, who is president, the Trust's other officers are:

Leslie L. Ogg
Born in 1938
901 S. Marquette Ave.
Minneapolis, MN

Vice president, general counsel and secretary of all Trusts in the Preferred Master Trust Group and of all funds in the IDS MUTUAL
FUND GROUP.

Officers who also are officers and/or employees of the Advisor.

Peter J. Anderson
Born in 1942
IDS Tower 10
Minneapolis, MN

Vice president-investments of all Trusts in the Preferred Master
Trust Group. Director and senior vice president-investments of the Advisor.

Melinda S. Urion
Born in 1953
IDS Tower 10
Minneapolis, MN

Treasurer of all Trusts in the Preferred Master Trust Group.
Director, senior vice president and chief financial officer of the Advisor. Director and executive vice president and controller of IDS Life Insurance Company.

Members of the board who are not officers of a Portfolio or of the Advisor receive an annual fee of $2400 for Balanced Portfolio, $1800 for Equity Portfolio, $600 for Equity Income Portfolio and $1800 for Total Return Portfolio. The chair of the Contracts Committee receives an additional $90. Board members receive a $50 per day attendance fee for board meetings. The attendance fee for meetings of the Contracts and Investment Review Committees is $50; for meetings of the Audit Committee and Personnel Committee $25 and for traveling from out-of-state $8. Expenses for attending meetings are reimbursed.

During the fiscal period from May 13, 1996 to Sept. 30, 1996, the members of the board, for attending up to 23 meetings, received the following compensation:

                                   Compensation Table
                                 for Balanced Portfolio

                                  Pension or            Estimated     Total cash
                  Aggregate       Retirement            annual        comepensation
                  compensation    benefits              benefit       from the Preferred
                  from the        accrued as            upon          Master Trust Group and
  Board member    Portfolio       Portfolio expenses    retirement    IDS MUTUAL FUND GROUP
  Lynne V. Cheney        $613             $0                  $0             $69,300
  Robert F. Froehlke      615              0                   0              69,100
  Heinz F. Hutter         593              0                   0              69,300
  Anne P. Jones           613              0                   0              70,800
  Melvin R. Laird         625              0                   0              72,900
  Edson W. Spencer        635              0                   0              75,100
  Wheelock Whitney        635              0                   0              70,300
  C. Angus Wurtele        603              0                   0              66,800


                                   Compensation Table
                                  for Equity Portfolio

                                  Pension or            Estimated     Total cash
                  Aggregate       Retirement            annual        compensation
                  compensation    benefits              benefit       from the Preferred
                  from the        accrued as            upon          Master Trust Group and
  Board member    Portfolio       Portfolio expenses    retirement    IDS MUTUAL FUND GROUP

  Lynne V. Cheney        $513             $0                  $0             $69,300
  Robert F. Froehlke      515              0                   0              69,100
  Heinz F. Hutter         493              0                   0              69,300
  Anne P. Jones           513              0                   0              70,800
  Melvin R. Laird         525              0                   0              72,900
  Edson W. Spencer        535              0                   0              75,100
  Wheelock Whitney        535              0                   0              70,300
  C. Angus Wurtele        503              0                   0              66,800


                                   Compensation Table
                               for Equity Income Portfolio

                                  Pension or            Estimated     Total cash
                  Aggregate       Retirement            annual        compensation
                  compensation    benefits              benefit       from the Preferred
                  from the        accrued as            upon          Master Trust Group and
  Board member    Portfolio       Portfolio expenses    retirement    IDS MUTUAL FUND GROUP

  Lynne V. Cheney        $230             $0                  $0             $69,300
  Robert F. Froehlke      232              0                   0              69,100
  Heinz F. Hutter         210              0                   0              69,300
  Anne P. Jones           230              0                   0              70,800
  Melvin R. Laird         242              0                   0              72,900
  Edson W. Spencer        252              0                   0              75,100
  Wheelock Whitney        252              0                   0              70,300
  C. Angus Wurtele        220              0                   0              66,800

PAGE 48


                                   Compensation Table
                               for Total Return Portfolio

                                  Pension or            Estimated     Total cash
                  Aggregate       Retirement            annual        compensation
                  compensation    benefits              benefit       from the Preferred
                  from the        accrued as            upon          Master Trust Group and
  Board member    Portfolio       Portfolio expenses    retirement    IDS MUTUAL FUND GROUP

  Lynne V. Cheney        $513             $0                  $0             $69,300
  Robert F. Froehlke      515              0                   0              69,100
  Heinz F. Hutter         493              0                   0              69,300
  Anne P. Jones           513              0                   0              70,800
  Melvin R. Laird         525              0                   0              72,900
  Edson W. Spencer        535              0                   0              75,100
  Wheelock Whitney        535              0                   0              70,300
  C. Angus Wurtele        503              0                   0              66,800

During the fiscal period from May 13, 1996 to Sept. 30, 1996 no board member or officer earned more than $60,000 from the Balanced Portfolio, Equity Portfolio, Equity Income Portfolio or Total Return Portfolio. All board members and officers as a group earned $140,836 from Balanced Portfolio, $4,500 from Equity Portfolio, $3,125 from Equity Income Portfolio and $4,915 from Total Return Portfolio.

Item 15:  Control Persons and Principal Holder of Securities

As of Sept. 30, 1996, the following entities held more than 5% of the outstanding units of the Portfolios:

Portfolio         Unitholder                             Percentage of ownership
Balanced          IDS Mutual                                    99.99
Equity            IDS Stock Fund                                99.98
Equity Income     IDS Diversified Equity Income Fund            99.96
Total Return      IDS Managed Allocation Fund                   99.98

Item 16:  Investment Advisory and Other Services

AGREEMENTS

Investment Management Services Agreement

The trust, on behalf of the Portfolio, has an Investment Management Services Agreement with the Advisor. For managing the assets of the Portfolios, the Advisor is paid a fee from the assets of each Portfolio, based upon the following schedule:

                                    Equity Portfolio
                                    Equity Income Portfolio
Balanced Portfolio                  Total Return Portfolio

  Assets        Annual rate at        Assets        Annual rate at
(billions)     each asset level     (billions)     each asset level
First $1.0          0.530%          First $0.50         0.530%
Next   1.0          0.505           Next   0.50         0.505
Next   1.0          0.480           Next   1.0          0.480
Next   3.0          0.455           Next   1.0          0.455
Over   6.0          0.430           Next   3.0          0.430
                                    Over   6.0          0.400
/TABLE

On Sept. 30, 1996, the daily rates applied to the Portfolios' net assets on an annual basis were equal to 0.530% for Balanced Portfolio, 0.528% for Equity Portfolio, 0.528% for Equity Income Portfolio and 0.529% for Total Return Portfolio. The fee is calculated for each calendar day on the basis of net assets as of the close of business two days prior to the day for which the calculation is made.

For Balanced, Equity and Total Return Portfolios, before the fee based on the asset charge is paid, it is increased or decreased based on investment performance compared to an index. For Balanced Portfolio, the Index is the Lipper Balanced Fund Index. For Equity Portfolio and Total Return Portfolio, the Index is the Lipper Growth and Income Fund Index. Solely for purposes of calculating the performance incentive adjustment, the Index is compared to the performance of Class A shares of a fund that invests in the Portfolio (the comparison fund). For Balanced Portfolio, the comparison fund is IDS Mutual, for Equity and Total Return Portfolios, the comparison funds are IDS Stock Fund and IDS Managed Retirement Fund.

The adjustment, determined monthly, will be calculated using the percentage point difference between the change in the net asset value of one share of the comparison fund and the change in the Index. The performance of the comparison fund is measured by computing the percentage difference between the opening and closing net asset value of one unit, as of the last business day of the period selected for comparison, adjusted for dividend or capital gain distributions which are treated as reinvested at the end of the month during which the distribution was made. The performance of the Index for the same period is established by measuring the percentage difference between the beginning and ending Index for the comparison period. The performance is adjusted for dividend or capital gain distributions (on the securities which comprise the Index), which are treated as reinvested at the end of the month during which the distribution was made. One percentage point will be subtracted from the calculation to help assure that incentive adjustments are attributable to the Advisor's management abilities rather than random fluctuations and the result multiplied by 0.01%. That number will be multiplied times the Portfolio's average net assets for the comparison period and then divided by the number of months in the comparison period to determine the monthly adjustment.

Where the comparison fund's performance exceeds that of the Index, the base fee will be increased. Where the performance of the Index exceeds the performance of the comparison fund, the base fee will be decreased. The maximum monthly increase or decrease will be 0.12% of average net assets on an annual basis.

The 12 month comparison period rolls over with each succeeding month, so that it always equals 12 months, ending with the month for which the performance adjustement is being computed. For the fiscal period from May 13, 1996 to Sept. 30, 1996 the adjustment decreased the fee by $37,226 for Balanced Portfolio, by $153,555 for Equity Portfolio and by $979,878 for Total Return Portfolio. The amounts are allocated among the funds investing in the Portfolios.

The management fee is paid monthly. For the fiscal period from May 13, 1996 to Sept. 30, 1996 the total amount paid was $7,488,292 for Balanced Portfolio, $5,772,345 for Equity Portfolio, $2,737,194 for Equity Income Portfolio and $4,327,857 for Total Return Portfolio.

Under the Agreement, the Portfolio also pays taxes, brokerage commissions and nonadvisory expenses, which include custodian fees; audit and certain legal fees; fidelity bond premiums; registration fees for units; office expenses; consultants' fees; compensation of board members, officers and employees; corporate filing fees; organizational expenses; expenses incurred in connection with lending portfolio securities; and expenses properly payable by the Portfolio, approved by the board. For the fiscal period from May 13, 1996 to Sept. 30, 1996, the Portfolios paid nonadvisory expenses of $263,420 for Balanced Portfolio, $55,974 for Equity Portfolio, $65,943 for Equity Income Portfolio and $385,758 for Total Return Portfolio.

Transfer Agency and Administration Agreement

The Trust, on behalf of the Portfolio, has a Transfer Agency and Administration Agreement with the Advisor. This Agreement governs the responsibility for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions and for performing unitholder account administration agent functions in connection with the issuance, exchange and redemption or repurchase of the Portfolios' units. The fee is determined by multiplying the number of unitholder accounts at the end of the day by a rate of $1 per year and dividing by the number of days in that year. For the fiscal period from May 13, 1996 to Sept. 30, 1996, the Portfolios paid fees of $9,118 for Balanced Portfolio, $1,658 for Equity Portfolio, $1,108 for Equity Income Portfolio and $1,621 for Total Return Portfolio.

Placement Agency Agreement

Pursuant to a Placement Agency Agreement, American Express
Financial Advisors Inc. acts as placement agent of the units of the Trust.

Custodian

The Trust's securities and cash are held by American Express Trust Company, 1200 Northstar Center West, 625 Marquette Ave., Minneapolis, MN 55402-2307, through a custodian agreement. The custodian is permitted to deposit some or all of its securities in central depository systems as allowed by federal law. For its services, the Portfolios pay the custodian a maintenance charge per Portfolio and a charge per transaction in addition to reimbursing the custodian's out-of-pocket expenses.

Item 17:  Brokerage Allocations and Other Practices

SECURITY TRANSACTIONS

Subject to policies set by the board, the Advisor is authorized to determine, consistent with each Portfolio's investment goal and policies, which securities will be purchased, held or sold. In determining where the buy and sell orders are to be placed, the Advisor has been directed to use its best efforts to obtain the best available price and most favorable execution except where otherwise authorized by the board. In selecting broker-dealers to execute transactions, the Advisor may consider the price of security including commission or mark-up, the size and difficulty of the order, the reliability, integrity, financial soundness and general operation and execution capabilities of the broker, the broker's expertise in particular markets, and research services provided by the broker.

The Advisor has a strict Code of Ethics that prohibits its affiliated personnel from engaging in personal investment activities that compete with or attempt to take advantage of planned portfolio transactions for any fund or trust for which it acts as investment manager. The Advisor carefully monitors compliance with its Code of Ethics.

Because some of Balanced Portfolio's investments are in bonds traded in the over-the-counter market, the Advisor, for the investments, generally will deal through a dealer acting as principal. The price usually includes a dealer's mark-up without a separate broker charge. When the Advisor believes that dealing through a broker as agent for a commission will produce the best results, it will do so. Balanced Portfolio also may buy securities directly from an issuing company that may be resold only privately to other institutional investors.

Normally, the Portfolio's securities are traded on a principal rather than an agency basis. In other words, the Advisor will trade directly with the issuer or with a dealer who buys or sells for its own account, rather than acting on behalf of another client. The Advisor does not pay the dealer commissions. Instead, the dealer's profit, if any, is the difference, or spread, between the dealer's purchase and sale price for the security.

On occasion, it may be desirable to compensate a broker for research services or for brokerage services by paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge. The board has adopted a policy authorizing the Advisor to do so to the extent authorized by law, if the Advisor determines, in good faith, that such commission is reasonable in relation to the value of the brokerage or research services provided by a broker or dealer, viewed either in the light of that transaction or the Advisor's overall responsibilities to the Portfolios advised by the Advisor.

Research provided by brokers supplements the Advisor's own research activities. Such services include economic data on, and analysis of, U.S. and foreign economies; information on specific industries; information about specific companies, including earnings estimates; purchase recommendations for stocks and bonds; portfolio strategy services; political, economic, business and industry trend assessments; historical statistical information; market data services providing information on specific issues and prices; and technical analysis of various aspects of the securities markets, including technical charts. Research services may take the form of written reports, computer software or personal contact by telephone or at seminars or other meetings. The Advisor has obtained, and in the future may obtain, computer hardware from brokers, including but not limited to personal computers that will be used exclusively for investment decision-making purposes, which include the research, portfolio management and trading functions and other services to the extent permitted under an interpretation by the SEC.

When paying a commission that might not otherwise be charged or a commission in excess of the amount another broker might charge, the Advisor must follow procedures authorized by the board. To date, three procedures have been authorized. One procedure permits the Advisor to direct an order to buy or sell a security traded on a national securities exchange to a specific broker for research services it has provided. The second procedure permits the Advisor, in order to obtain research, to direct an order on an agency basis to buy or sell a security traded in the over-the-counter market to a firm that does not make a market in that security. The commission paid generally includes compensation for research services. The third procedure permits the Advisor, in order to obtain research and brokerage services, to cause the Portfolio to pay a commission in excess of the amount another broker might have charged. The Advisor has advised the Trust it is necessary to do business with a number of brokerage firms on a continuing basis to obtain such services as the handling of large orders, the willingness of a broker to risk its own money by taking a position in a security, and the specialized handling of a particular group of securities that only certain brokers may be able to offer. As a result of this arrangement, some Portfolio transactions may not be effected at the lowest commission, but the Advisor believes it may obtain better overall execution. The Advisor has assured the Trust that under all three procedures the amount of commission paid will be reasonable and competitive in relation to the value of the brokerage services performed or research provided.
PAGE 53

All other transactions shall be placed on the basis of obtaining the best available price and the most favorable execution. In so doing, if, in the professional opinion of the person responsible for selecting the broker or dealer, several firms can execute the transaction on the same basis, consideration will be given by such person to those firms offering research services. Such services may be used by the Advisor in providing advice to all the Trusts in the Preferred Master Trust Group, their corresponding Funds and other accounts advised by the Advisor, even though it is not possible to relate the benefits to any particular fund, portfolio or account.

Each investment decision made for a Portfolio is made independently from any decision made for the other portfolios or accounts advised by the Advisor or any of its subsidiaries. When a Portfolio buys or sells the same security as another portfolio or account, the Advisor carries out the purchase or sale in a way the Trust agrees in advance is fair. Although sharing in large transactions may adversely affect the price or volume purchased or sold by the Portfolio, the Portfolio hopes to gain an overall advantage in execution. The Advisor has assured the Trust it will continue to seek ways to reduce brokerage costs.

On a periodic basis, the Advisor makes a comprehensive review of the broker-dealers and the overall reasonableness of their commissions. The review evaluates execution, operational efficiency and research services.

For the fiscal period from May 13, 1996, to Sept. 30, 1996, Balanced Portfolio, Equity Portfolio, Equity Income Portfolio and Total Return Portfolio paid total brokerage commissions of $3,836,080, $3,197,700, $2,585,347 and $7,372,053, respectively.
The Portfolios began operations on May 13, 1996. Substantially all firms through whom transactions were executed provide research services.

Transactions amounting to $62,799,000, on which $99,240 in commissions were imputed or paid, were specifically directed to firms in exchange for research services for Balanced Portfolio. Transactions amounting to $212,022,000, on which $285,531 in commissions were imputed or paid, were specifically directed to firms in exchange for research services for Equity Portfolio. Transactions amounting to $8,729,000, on which $13,500 in commissions were imputed or paid, were specifically directed to firms in exchange for research services for Equity Income Portfolio. Transactions amounting to $37,135,000, on which $60,618 in commissions were imputed or paid, were specifically directed to firms in exchange for research services for Total Return Portfolio.

As of the fiscal period ended Sept. 30, 1996, each Portfolio held securities if its regular brokers or dealers or of the parents of those brokers or dealers that derived more than 15% of gross revenue from securities-related activities as presented below:

                            Value of Securities
                            Owned at End of
Name of Issuer              Fiscal Period

Balanced Portfolio

BankAmerica                    $ 5,991,100
Dean Witter                     34,449,384
Goldman Sachs                    9,964,200
J.P. Morgan                     28,884,375
Merrill Lynch                   12,573,687
Morgan Stanley Group            12,586,917
NationsBank                     34,734,375
Salomon Brothers                 6,484,870

Equity Portfolio

BankAmerica                    $ 2,693,580
Merrill Lynch                   20,857,500
J.P. Morgan                     17,775,000
First Chicago                   18,100,000
NationsBank                     43,437,500
Morgan Stanley                   6,992,718


Equity Income Portfolio

First Chicago                  $ 7,918,750
J.P. Morgan                     18,663,750
NationsBank                     20,415,625
Dean Witter                      7,268,774
Goldman Sachs                   11,866,691
Merrill Lynch                    3,592,510

Total Return Portfolio

First Chicago                  $16,858,508
NationsBank                     50,648,125
Alex Brown                         410,913
Dean Witter                      3,366,000
Inter-Regional Financial Group      19,425
Legg Mason                         252,800
Quick & Reilly                     262,500
Raymond James                      164,900

BROKERAGE COMMISSIONS PAID TO BROKERS AFFILIATED WITH THE ADVISOR

Affiliates of American Express Company (American Express) (of which the Advisor is a wholly owned subsidiary) may engage in brokerage and other securities transactions on behalf of the Portfolio according to procedures adopted by the board and to the extent consistent with applicable provisions of the federal securities laws. The Advisor will use an American Express affiliate only if
(i) the Advisor determines that the Portfolio will receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar brokerage and other services for the Portfolio and (ii) the affiliate charges the Portfolio commission rates consistent with those the affiliate charges comparable unaffiliated customers in similar transactions and if such use is consistent with terms of the Investment Management Services Agreement.

The Advisor may direct brokerage to compensate an affiliate. The Advisor will receive research on South Africa from New Africa Advisors, a wholly-owned subsidiary of Sloan Financial Group. The Advisor owns 100% of IDS Capital Holdings Inc. which in turn owns 40% of Sloan Financial Group. New Africa Advisors will send research to the Advisor and in turn the Advisor will direct trades to a particular broker. The broker will have an agreement to pay New Africa Advisors. All transactions will be on a best execution basis. Compensation received will be reasonable for the services rendered.

Information about brokerage commissions paid by Balanced Portfolio, Equity Portfolio, Equity Income Portfolio and Total Return
Portfolio to brokers affiliated with the Advisor for the fiscal period from May 13, 1996 to Sept. 30, 1996 is contained in the following table:

 For the Fiscal Period from May 13, 1996 to Sept. 30, 1996.

                                            Aggregate                     Percent of
                                            Dollar                        Aggregate Dollar
                                            Amount of      Percent of     Amount of
                             Nature         Commissions    Aggregate      Transactions
                             of             Paid to        Brokerage      Involving Payment
Portfolio      Broker        Affiliation    Broker         Commissions    of Commissions
Balanced       American      (1)            $13,249        1.05%          N/A
               Enterprise
               Investment
               Services Inc.

Equity         American      (1)             45,119        3.89           N/A
               Enterprise
               Investment
               Services Inc.

Equity Income  American      (1)             44,672        6.17           N/A
               Enterprise
               Investment
               Services Inc.

Total Return   American      (1)            103,248        5.59           N/A
               Enterprise
               Investment
               Services Inc.

(1) Wholly owned subsidiary of the Advisor

/TABLE

Item 18:  Capital Stock and Other Securities

The information in response to this item is provided in addition to information provided in Item 6 of Part A.

The Declaration of Trust dated October 2, 1995, a copy of which is on file in the office of the Secretary of the Commonwealth of Massachusetts, authorizes the issuance of units of beneficial interest in the Trust without par value. Each unit of a Portfolio has one vote and shares equally in dividends and distributions, when and if declared by the board, and in each Portfolio's net assets upon liquidation. All units, when issued, are fully paid and non-assessable. There are no preemptive, conversion or exchange rights.

The board may classify or reclassify any unissued units of the Trust into units of any series by setting or changing in any one or more respect, from time to time, prior to the issuance of such units, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, or qualifications, of such units. Any such classification or reclassification will comply with the provisions of the Investment Company Act of 1940 (the 1940 Act).

The overall management of the business of the Portfolio is vested with the board members. The board members approve all significant agreements between the Portfolio and persons or companies furnishing services to the Portfolio. The day-to-day operations of the Portfolio are delegated to the officers of the Trust subject to the investment objective and policies of the Portfolio, the general supervision of the board members and the applicable laws of The Commonwealth of Massachusetts.

Generally, there will not be annual meetings of unitholders.
Unitholders may remove board members from office by votes cast at a meeting of unitholders or by written consent.

Under Massachusetts law, unitholders could, under certain circumstances, be held liable for the obligations of the Trust. However, the Declaration of Trust disclaims unitholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust. The Declaration of Trust provides for indemnification out of the Trust property for all loss and expense of any unitholder of the Trust held liable on account of being or having been a unitholder. Thus, the risk of a unitholder incurring financial loss on account of unitholder liability is limited to circumstances in which the Trust would be unable to meet its obligations wherein the complaining party was held not to be bound by the disclaimer.

The Declaration of Trust further provides that the board members will not be liable for errors of judgment or mistakes of fact or law. However, nothing in the Declaration of Trust protects a board member against any liability to which the board member would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involving the conduct of his or her office. The Declaration of Trust provides for indemnification by the Trust of the board members and officers of the Trust except with respect to any matter as to which any such person did not act in good faith in the reasonable belief that his or her action was in or not opposed to the best interests of the Trust. Such person may not be indemnified against any liability to the Trust or the Trust unitholders to which he or she would otherwise be subjected by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Declaration of Trust also authorizes the purchase of liability insurance on behalf of board members and officers.

Item 19:  Purchase, Redemption and Pricing of Securities Being
          Offered

The information in response to this item is provided in addition to information provided in Items 7 and 8 in Part A.

REDEEMING UNITS

Unitholders have a right to redeem units at any time. For an explanation of redemption procedures, please see Item 8 in Part A.

During an emergency, the board can suspend the computation of net asset value, stop accepting payments for purchase of units or suspend the duty of the Portfolio to redeem units for more than seven days. Such emergency situations would occur if:

'The New York Stock Exchange closes for reasons other than the usual weekend and holiday closings or trading on the Exchange is restricted, or

'Disposal of the Portfolio's securities is not reasonably practicable or it is not reasonably practicable for the Portfolio to determine the fair value of its net assets, or

'The SEC, under the provisions of the 1940 Act, as amended, declares a period of emergency to exist.

Should the Portfolio stop selling units, the board members may make a deduction from the value of the assets held by the Portfolio to cover the cost of future liquidations of the assets so as to distribute fairly these costs among all unitholders.

REDEMPTIONS BY THE PORTFOLIO

The Portfolio reserves the right to redeem, involuntarily, the units of any unitholder whose account has a value of less than a minimum amount but only where the value of such account has been reduced by voluntary redemption of units. Until further notice, it is the policy of the Portfolio not to exercise this right with respect to any unitholder whose account has a value of $1,000,000 or more. In any event, before the Portfolio redeems such units and sends the proceeds to the unitholder, it will notify the unitholder that the value of the units in the account is less than the minimum amount and allow the unitholder 30 days to make an additional investment in an amount which will increase the value of the accounts to at least $1,000,000.

REDEMPTIONS IN KIND

The Trust has elected to be governed by Rule 18f-1 under the 1940 Act, which obligates the Portfolio to redeem units in cash, with respect to any one unitholder during any 90-day period, up to the lesser of $250,000 or 1% of the net assets of the Portfolio at the beginning of such period. Although redemptions in excess of this limitation would normally be paid in cash, the Portfolio reserves the right to make payments in whole or in part in securities or other assets in case of an emergency, or if the payment of such redemption in cash would be detrimental to the existing unitholders of the Trust as determined by the board. In such circumstances, the securities distributed would be valued as set forth in Item 8 of Part A. Should the Portfolio distribute securities, a unitholder may incur brokerage fees or other transaction costs in converting the securities to cash.

Despite its right to redeem units through a redemption-in-kind, each Portfolio does not expect to exercise this option unless the Portfolio has an unusually low level of cash to meet redemptions and/or is experiencing unusually strong demands for cash.

VALUING PORTFOLIO INTERESTS

The number of units held by each unitholder is equal to the value in dollars of that unitholder's interest in the Portfolio. The dollar value of a unitholder's interest in the Portfolio is determined by multiplying the unitholder's proportionate interest by the net asset value of that Portfolio.

On October 1, 1996, the first business day following the end of the fiscal period, the computation looked like this:

              Net assets before           Units outstanding          Net asset value
Portfolio     unitholder transactions     at end of previous day     of one unit
Balanced      $4,034,937,743   divided by   291,079,047      equals  $13.862
Equity         3,296,168,752                144,413,787               22.824
Equity Income  1,461,183,662                159,517,867                9.160
Total Return   2,809,769,584                226,850,443               12.386

In determining net assets before unitholder transactions, the securities held by the Portfolio are valued as follows as of the close of business of the New York Stock Exchange (the Exchange):

'Securities, except bonds other than convertibles, traded on a securities exchange for which a last-quoted sales price is readily available are valued at the last-quoted sales price on the exchange where such security is primarily traded.

'Securities traded on a securities exchange for which a last-quoted sales price is not readily available are valued at the mean of the closing bid and asked prices, looking first to the bid and asked prices on the exchange where the security is primarily traded and, if none exist, to the over-the-counter market.

'Securities included in the NASDAQ National Market System are valued at the last-quoted sales price in this market.

'Securities included in the NASDAQ National Market System for which a last-quoted sales price is not readily available, and other securities traded over-the-counter but not included in the NASDAQ National Market System are valued at the mean of the closing bid and asked prices.

'Futures and options traded on major exchanges are valued at the last-quoted sales price on their primary exchange.

'Foreign securities traded outside the United States are generally valued as of the time their trading is complete, which is usually different from the close of the Exchange. Foreign securities quoted in foreign currencies are translated into U.S. dollars at the current rate of exchange. Occasionally, events affecting the value of such securities may occur between such times and the close of the Exchange that will not be reflected in the computation of the portfolio's net asset value. If events materially affecting the value of such securities occur during such period, these securities will be valued at their fair value according to procedures decided upon in good faith by the board.

'Short-term securities maturing more than 60 days from the valuation date are valued at the readily available market price or approximate market value based on current interest rates. Short-term securities maturing in 60 days or less that originally had maturities of more than 60 days at acquisition date are valued at PAGE 60 amortized cost using the market value on the 61st day before maturity. Short-term securities maturing in 60 days or less at acquisition date are valued at amortized cost. Amortized cost is an approximation of market value determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

'Securities without a readily available market price, bonds other than convertibles and other assets are valued at fair value as determined in good faith by the board. The board is responsible for selecting methods it believes provide fair value. When possible, bonds are valued by a pricing service independent from the Portfolio. If a valuation of a bond is not available from a pricing service, the bond will be valued by a dealer knowledgeable about the bond if such a dealer is available.

The Exchange, American Express Financial Advisors Inc. and the
Portfolio will be closed on the following holidays:  New Year's
Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

Item 20:  Tax Status

The information in response to this item is provided in addition to information provided in Item 6 of Part A.

Item 21:  Underwriters

The information in response to this item is provided in Item 7 of Part A and Item 16 of Part B.

Item 22:  Calculation of Performance Data
          Not Applicable.

Item 23:  Financial Statements

PAGE 61
PART C.  OTHER INFORMATION

Item 24.  Financial Statements and Exhibits

(a)   FINANCIAL STATEMENTS:

      Financial Statements filed as part of this amendment:

      Balanced Portfolio
    o Independent Auditors' Report dated November 1, 1996
    o Statement of assets and liabilities, September 30, 1996
    o Statement of operations, for the period from May 13, 1996 to September 30, 1996
    o Statement of changes in net assets, for the period from May
      13, 1996 to September 30, 1996
    o Notes to financial statements
    o Investments in securities, September 30, 1996
    o Notes to investments in securities

      Equity Portfolio
    o Independent Auditors' Report dated November 1, 1996
    o Statement of assets and liabilities, September 30, 1996
    o Statement of operations, for the period from May 13, 1996 to September 30, 1996
    o Statement of changes in net asssets, for the period from May 13, 1996 to September 30, 1996
    o Notes to financial statements
    o Investments in securities, September 30, 1996
    o Notes to investments in securities

      Equity Income Portfolio
    o Independent Auditors' Report dated November 1, 1996
    o Statement of assets and liabilities, September 30, 1996
    o Statement of operations, for the period from May 13, 1996 to September 30, 1996
    o Statement of changes in net assets, for the period from May
      13, 1996 to September 30, 1996
    o Notes to financial statements
    o Investments in securities, September 30, 1996
    o Notes to investments in securities

      Total Return Portfolio
    o Independent Auditors' Report dated November 1, 1996
    o Statement of assets and liabilities, September 30, 1996
    o Statement of operations, for the period from May 13, 1996 to September 30, 1996
    o Statement of changes in net asssets, for the period from May 13, 1996 to September 30, 1996
    o Notes to financial statements
    o Investments in securities, September 30, 1996
    o Notes to investments in securities

PAGE 62
(b)   EXHIBITS:

1.    Declaration of Trust, filed electronically on Nov. 1, 1995 as
      Exhibit 1 to Registrant's initial Registration Statement No. 811-7393, is incorporated herein by reference.

2. Form of By-laws, filed electronically on or about April 18, 1996 as Exhibit 2 to Registrant's Amendment No. 2, is incorporated herein by reference.

3.    Not Applicable.

4.    Not Applicable.

5. Copy of Investment Management Services Agreement is filed electronically herewith as Exhibit 5.

6.    Not Applicable.

7.    Not Applicable.

8(a). Copy of Custodian Agreement is filed electronically herewith as Exhibit 8.

8(b). Copy of Custody Agreement between Morgan Stanley Trust
      Company and IDS Bank & Trust dated May 1993 is filed electronically herewith as Exhibit 8(b).

9(a). Copy of Transfer Agency and Administration Agreement is filed electronically herewith as Exhibit 9(a).

9(b) Copy of Placement Agent Agreement is filed electronically herewith as Exhibit 9(b).

10.   Not Applicable.

11.   Not Applicable.

12.   Not Applicable.

13. Copy of Subscription Agreement is filed electronically herewith as Exhibit 13.

14.   Not Applicable.

15.   Not Applicable.

16.   Not Applicable.

17.   Financial Data Schedules are filed electronically herewith as
      Exhibit 17.

18.   Not Applicable.

19(a) Trustees Power of Attorney, dated April 11, 1996, filed electronically on or about April 18, 1996 as Exhibit 19(a) to Registrant's Amendment No. 2, is incorporated herein by reference.

19(b) Officers Power of Attorney, dated April 11, 1996, filed electronically on or about April 18, 1996 as Exhibit 19(b) to Registrant's Amendment No. 2, is incorporated herein by reference.

Item 25.Persons Controlled by or Under Common Control with
        Registrant

        None.

Item 26.Number of Holders of Securities

              (1)                               (2)
         Title of Class               Number of Record Holders
            Units of                    as of November 25, 1996
       Beneficial Interest

       Balanced Portfolio                        2
       Equity Portfolio                          2
       Equity Income Portfolio                   2
       Total Return Portfolio                    2


Item 27.  Indemnification

Reference is hereby made to Article 8 of Registrant's Declaration of Trust filed electronically on Nov. 1, 1995 as Exhibit 1 to Registrant's initial Registration Statement No. 811-7393.

PAGE 1
American Express Financial Corporation is the investment advisor of the Portfolios of the Trust.

Item 29(c).  Not applicable.

Item 30.     Location of Accounts and Records

             American Express Financial Corporation
             IDS Tower 10
             Minneapolis, MN  55440

Item 31.     Management Services

             Not Applicable.

Item 32.     Undertakings

             (a)  Not Applicable.
             (b)  Not Applicable.
             (c)  Not Applicable.

PAGE 65
                         SIGNATURES

Pursuant to the requirement of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis and State of Minnesota, on the 27th day of November, 1996.


                GROWTH AND INCOME TRUST


               By /s/ William R. Pearce**
                  William R. Pearce, President


                By /s/ Melinda S. Urion
                   Melinda S. Urion, Treasurer


Pursuant to the requirements of the Investment Company Act of 1940, this Amendment to its Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of November, 1996.

Signatures                                   Capacity

/s/  William R. Pearce*                      Trustee
     William R. Pearce


                                             Trustee
     H. Brewster Atwater,Jr.


/s/  Lynne V. Cheney*                        Trustee
     Lynne V. Cheney


/s/  William H. Dudley*                      Trustee
     William H. Dudley


/s/  Robert F. Froehlke*                     Trustee
     Robert F. Froehlke


/s/  David R. Hubers*                        Trustee
     David R. Hubers


/s/  Heinz F. Hutter*                        Trustee
     Heinz F. Hutter


/s/  Anne P. Jones*                          Trustee
     Anne P. Jones
PAGE 66
Signatures                                   Capacity

/s/  Melvin R. Laird*                        Trustee
     Melvin R. Laird


                                             Trustee
     Edson W. Spencer


/s/  John R. Thomas*                         Trustee
     John R. Thomas


                                             Trustee
     Wheelock Whitney


/s/  C. Angus Wurtele*                       Trustee
     C. Angus Wurtele


* Signed pursuant to Trustees Power of Attorney dated April 11,
1996, filed electronically as Exhibit 19(a) to Registrant's
Amendment No. 2, by:




Leslie L. Ogg


** Signed pursuant to Officers Power of Attorney dated April 11,
1996, filed electronically as Exhibit 19(b) to Registrant's
Amendment No. 2, by:




Leslie L. Ogg